As filed pursuant to Rule 424(b)(3)
                                             Under the Securities Act of 1933
                                             Registration No. 333-105677


                           PROXY STATEMENT/PROSPECTUS
                         PROPOSED PLAN OF SHARE EXCHANGE

     The Board of Directors of Red Rock Community Bank has approved a Plan of Share Exchange that contemplates the exchange of the shares of Red Rock common stock held by all shareholders other than Capitol Bancorp Limited. Capitol currently holds 51% of Red Rock's common stock. As a result of the exchange, Red Rock will become a wholly-owned subsidiary of Capitol.

     If the exchange is approved, each share of Red Rock common stock will be converted into the right to receive Capitol common stock according to a fixed exchange ratio. The exchange ratio is calculated by dividing $15.741279, the per share value of Red Rock common stock, by $20.916, the average closing prices of Capitol's common stock for the month ended March 31, 2003. At March 31, 2003, the book value per share of Red Rock common stock was $10.91, compared to share value of Red Rock of $15.741279 based on the proposed exchange. If the share exchange is approved, each shareholder of Red Rock would receive in the exchange ..752595 shares of Capitol common stock for each share of Red Rock common stock. The share value of Red Rock has been determined and offered by Capitol solely based on its arbitrary valuation for purposes of this proposed exchange.

     Capitol has made similar share exchanges with minority shareholders of some of its banks previously. It also has other similar share exchange proposals pending currently. In these share exchange proposals, including the proposed Red Rock share exchange, Capitol's proposal is based on some premium over the book value of the bank's common stock. However, the share values for the bank's common stock always are different and, as stated previously, Capitol's offer is based on its arbitrary valuation solely for purposes of the proposed exchange(s).

     Capitol estimates that Capitol will issue approximately 295,017 shares of Capitol common stock to Red Rock shareholders in the exchange, but could be more if any of Red Rock's stock options are exercised prior to the exchange. Those shares will represent less than 5% of the outstanding Capitol common stock after the exchange. Capitol's common stock currently trades on the New York Stock Exchange under the symbol "CBC".

     Red Rock's Board of Directors has scheduled a meeting of Red Rock shareholders to vote on the Plan of Share Exchange. The attached proxy statement/prospectus includes detailed information about the time, date and place of the shareholders' meeting.


     This document gives you detailed information about the meeting and the proposed exchange. You are encouraged to read this document carefully. IN PARTICULAR, YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 13 FOR A DESCRIPTION OF VARIOUS RISKS YOU SHOULD CONSIDER IN EVALUATING THE EXCHANGE OF YOUR RED ROCK COMMON STOCK FOR CAPITOL'S COMMON STOCK.

--------------------------------------------------------------------------------
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

     This proxy statement/prospectus is dated June 26, 2003, and is first being mailed to shareholders of Red Rock on or about July 2, 2003.

                      [This page intentionally left blank]

TABLE OF CONTENTS

ANSWERS TO FREQUENTLY ASKED QUESTIONS.................................................................        5

SUMMARY...............................................................................................        8
     Reasons for the Exchange.........................................................................        8
     The Annual Shareholders' Meeting.................................................................        8
     Recommendation to Shareholders...................................................................        8
     Votes Required...................................................................................        9
     Record Date; Voting Power........................................................................        9
     What Shareholders will Receive in the Exchange...................................................        9
     Accounting Treatment.............................................................................        9
     Tax Consequences of the Exchange to Red Rock Shareholders........................................       10
     Dissenters' Rights...............................................................................       10
     Opinion of Financial Advisor.....................................................................       10
     The Plan of Share Exchange.......................................................................       10
     Termination of the Exchange......................................................................       10
     Your Rights as a Shareholder Will Change.........................................................       10

SELECTED CONSOLIDATED FINANCIAL DATA..................................................................       11

RISK FACTORS..........................................................................................       13

RECENT DEVELOPMENTS...................................................................................       18

COMPARATIVE HISTORICAL, PRO FORMA AND PRO FORMA EQUIVALENT
  PER SHARE INFORMATION...............................................................................       19

CAPITALIZATION........................................................................................       20

DIVIDENDS AND MARKET FOR COMMON STOCK.................................................................       22

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.............................................       23

INFORMATION ABOUT CAPITOL.............................................................................       24

INFORMATION ABOUT RED ROCK............................................................................       24

THE ELECTION OF DIRECTORS.............................................................................       26

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION..........................................................       27

THE EXCHANGE..........................................................................................       30
     General..........................................................................................       30
     Background of the Exchange.......................................................................       30
     Red Rock's Reasons for the Exchange..............................................................       31
     Capitol's Reasons for the Exchange...............................................................       31
     Terms of Exchange................................................................................       31
     Red Rock Board Recommendation....................................................................       31
     Accounting Treatment.............................................................................       32
     Pro Forma Data...................................................................................       32
     Material Federal Income Tax Consequences.........................................................       32
     Regulatory Matters...............................................................................       34
     Dissenters' Rights...............................................................................       34
     Federal Securities Laws Consequences; Stock Transfer Restrictions................................       35

TABLE OF CONTENTS - Continued

OPINION OF FINANCIAL ADVISOR..........................................................................       36

THE CLOSING...........................................................................................       39
     Effective Time...................................................................................       39
     Shares Held by Capitol...........................................................................       39
     Procedures for Surrender of Certificates; Fractional Shares......................................       39
     Fees and Expenses................................................................................       40
     Stock Market Listing.............................................................................       40
     Amendment and Termination........................................................................       40

THE SHAREHOLDERS' MEETING.............................................................................       41
     Date, Time and Place.............................................................................       41
     Matters to be Considered at the Shareholders' Meeting............................................       41
     Record Date; Stock Entitled to Vote; Quorum......................................................       41
     Votes Required...................................................................................       41
     Share Ownership of Management....................................................................       41
     Voting of Proxies................................................................................       42
     General Information..............................................................................       42
     Solicitation of Proxies; Expenses................................................................       42

COMPARISON OF SHAREHOLDER RIGHTS......................................................................       43

DESCRIPTION OF CAPITAL STOCK OF CAPITOL...............................................................       44
     Rights of Common Stock...........................................................................       44
     Shares Available for Issuance....................................................................       44
     Capitol's Preferred Securities...................................................................       45
     Anti-Takeover Provisions.........................................................................       45

WHERE YOU CAN FIND MORE INFORMATION...................................................................       47

LEGAL MATTERS.........................................................................................       48

EXPERTS...............................................................................................       48

LIST OF ANNEXES

     ANNEX A  Plan of Share Exchange..................................................................      A-1
     ANNEX B  Opinion of Financial Advisor............................................................      B-1
     ANNEX C  Tax Opinion of Miller, Canfield, Paddock and Stone, PLC.................................      C-1
     ANNEX D  Financial Information Regarding Red Rock Community Bank.................................      D-1
     ANNEX E  Financial and Other Information Regarding Capitol Bancorp Ltd...........................      E-1
     ANNEX F  Excerpts of Nevada Revised Statutes Regarding Dissenters' Rights........................      F-1

                                   ANSWERS TO
                           FREQUENTLY ASKED QUESTIONS


Q:   Why am I receiving these materials?

A: Red Rock's Board of Directors has approved the exchange of the 49% of Red Rock's common stock not owned by Capitol for shares of common stock of Capitol. The exchange requires the approval of Red Rock's shareholders. Red Rock is sending you these materials to help you decide whether to approve the exchange.

Q:   What will I receive in the exchange?

A: You will receive shares of Capitol common stock, which are publicly traded currently on the New York Stock Exchange under the symbol "CBC". If the exchange is approved, you would receive .752595 shares of Capitol common stock for each share of Red Rock common stock you own. Any fractional shares will be paid in cash.

Q:   What do I need to do now?

A: After you have carefully read this document, indicate on the enclosed proxy card how you want to vote. Sign and mail the proxy card in the enclosed prepaid return envelope as soon as possible. You should indicate your vote now even if you expect to attend the shareholders' meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy right up to the day of the shareholders' meeting and will ensure that your shares are voted if you later find you cannot attend the shareholders' meeting.

Q:   What do I do if I want to change my vote?

A:   You may change your vote:

     . by sending a written notice to the President of Red Rock prior to the shareholders' meeting stating that you would like to revoke your proxy;


     . by signing a later-dated proxy card and returning it by mail prior to the shareholders' meeting, no later than July 15, 2003; or


     .    by attending the shareholders' meeting and voting in person.

Q:   What vote is required to approve the exchange?

A: In order to complete the exchange, holders of a majority of the shares of Red Rock common stock (other than Capitol) must approve the Plan of Share Exchange. If you do not vote your Red Rock shares, the effect will be a vote against the Plan of Share Exchange.

Q:   Should I send in my stock certificates at this time?

A: No. After the exchange is approved, Capitol or Capitol's stock transfer agent will send Red Rock shareholders written instructions for exchanging their stock certificates.

Q:   When do you expect to complete the exchange?


A: As quickly as possible after July 25, 2003. Approval by Red Rock's shareholders at the shareholders' meeting must be obtained first. It is anticipated the exchange will be completed by August 31, 2003.


Q:   Where can I find more information about Capitol?

A: This document incorporates important business and financial information about Capitol from documents filed with the SEC that have not been delivered or included with this document. This information is available to you without charge upon written or oral request. You can obtain the documents incorporated by reference in this proxy statement/prospectus through the Securities and Exchange Commission website at WWW.SEC.GOV or by requesting them in writing or by telephone from Capitol at the following address:

                    Capitol Bancorp Limited
                    Capitol Bancorp Center
                    200 Washington Square North, Fourth Floor
                    Lansing, Michigan 48933
                    Attention: General Counsel
                    Telephone Number: (517) 487-6555


     IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SHAREHOLDERS' MEETING, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN
JULY 15, 2003.


     For more information on the matters incorporated by reference in this document, see "Where You Can Find More Information".

                         WHO CAN ANSWER YOUR QUESTIONS?

              If you have additional questions, you should contact:

                             Red Rock Community Bank
                        10000 West Charleston, Suite 100
                             Las Vegas, Nevada 89135
                                 (702) 948-7500
                          Attention: Thomas C. Mangione
                                    President

                                       or

                             Capitol Bancorp Limited
                             Capitol Bancorp Center
                    200 Washington Square North, Fourth Floor
                             Lansing, Michigan 48933
                                 (517) 487-6555
                           Attention: Brian K. English
                                 General Counsel

                   If you would like additional copies of this
                 proxy statement/prospectus you should contact:
           Capitol Bancorp Ltd. at the above address and phone number.

                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY
STATEMENT/PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. TO UNDERSTAND THE PROPOSED EXCHANGE FULLY AND THE CONSEQUENCES TO YOU, YOU SHOULD READ CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS AND THE DOCUMENTS REFERRED TO IN THIS DOCUMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION".

     Capitol Bancorp Limited is a bank holding company with headquarters located at the Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933. Capitol's telephone number is (517) 487-6555. Additionally, Capitol has its Western Region headquarters located at 2777 East Camelback Road, Suite 375, Phoenix, Arizona 85016. Capitol's telephone number at its Western Region headquarters is (602) 955-6100.

     Capitol is a uniquely structured affiliation of community banks. It currently has 29 wholly or majority-owned bank subsidiaries, including Red Rock Community Bank. Each bank is viewed by management as being a separate business from the perspective of monitoring performance and allocation of financial resources. Capitol uses a unique strategy of bank ownership and development through a tiered structure.

     Capitol's operating strategy is to provide transactional, processing and administrative support and mentoring to aid in the effective growth and development of its banks. It provides access to support services and management with significant experience in community banking. These administrative and operational support services do not require a direct interface with the bank customer and therefore can be consolidated more efficiently without affecting the bank customer relationship. Subsidiary banks have full decision-making authority in structuring and approving loans and in the delivery and pricing of other banking services.

     Red Rock Community Bank is a commercial bank with its headquarters at 10000 West Charleston, Suite 100, Las Vegas, Nevada 89135. Red Rock's telephone number is (702) 948-7500.

     Red Rock has been, since it commenced business, an affiliate and controlled subsidiary of Capitol. Red Rock commenced the business of banking on November 29, 1999. Red Rock offers a full range of commercial banking services. For periods from its inception through December 31, 2002, Red Rock was a majority-owned subsidiary of Nevada Community Bancorp Limited. Nevada was previously a 54% owned subsidiary of Capitol Bancorp Limited. In January 2003, Nevada became a wholly-owned subsidiary of Capitol as of the result of a share exchange transaction and was merged into Capitol.

REASONS FOR THE EXCHANGE (PAGE 31)

     It is believed that the exchange will provide you with greater liquidity and flexibility because Capitol's common stock is publicly traded. The exchange will also provide you with greater diversification, since Capitol is active in more than one geographic area and across a broader customer base.

THE SHAREHOLDERS' MEETING (PAGE 41)


     The meeting of Red Rock shareholders will be held on July 25, 2003 at 9:00 a.m., local time, at Red Rock Community Bank at 10000 West Charleston, Suite 100, Las Vegas, Nevada 89135. At the shareholders' meeting, you will elect Red Rock's Board of Directors and be asked to approve the Plan of Share Exchange.


RECOMMENDATION TO SHAREHOLDERS (PAGE 31)

     The Red Rock board believes that the exchange is fair to you and in the best interests of both you and Red Rock and recommends that you vote FOR approval of the share exchange.

VOTES REQUIRED (PAGE 41)

     Approval of the Plan of Share Exchange requires the favorable vote of a majority of the outstanding shares of Red Rock common stock excluding the shares held by Capitol. This is more than the vote required by law, but Red Rock's board has set the vote requirement to be sure the exchange is what you, the shareholders of Red Rock, want. Capitol holds 51% of the outstanding shares of Red Rock common stock. Red Rock's Board of Directors and officers hold 8.21% of the outstanding shares of Red Rock common stock, or 16.75% of all shares not held by Capitol. The majority of the Board of Directors have agreed to vote their shares FOR approval of the Plan of Share Exchange.

RECORD DATE; VOTING POWER (PAGE 41)

     Red Rock shareholders may vote at the shareholders' meeting if they owned shares of common stock at the close of business on May 15, 2003. At the close of business on March 31, 2003, 392,000 shares of Red Rock common stock were outstanding (excluding shares held by Capitol). For each share of Red Rock common stock that you owned as of the close of business on that date, you will have one vote in the vote of common shareholders at the shareholders' meeting on the proposal to approve the Plan of Share Exchange.

WHAT SHAREHOLDERS WILL RECEIVE IN THE EXCHANGE (PAGE 31)

     In the exchange, each outstanding share of Red Rock common stock will be automatically converted into the right to receive Capitol common stock, according to an "exchange ratio". The exchange ratio is fixed, and if the exchange is approved, each shareholder of Red Rock would receive in the exchange ..752595 shares of Capitol common stock for each share of Red Rock common stock. The exchange ratio is determined by dividing the Red Rock Share Value by the Capitol Share Value, where:

          RED ROCK SHARE VALUE. The value of each share of Red Rock common stock shall be $15.741279.

          CAPITOL SHARE VALUE. The share value of each share of Capitol common stock shall be $20.916, the average of the closing prices of Capitol common stock for the month ended March 31, 2003, as reported by the Nasdaq Stock Market, Inc.

     The Red Rock Share Value of $15.741279 compares to the book value per Red Rock share of $10.91 as of March 31, 2003. Based on the fixed exchange ratio, and if the exchange is approved, each shareholder would receive .752595 shares of Capitol common stock for each share of Red Rock common stock.

     Each Red Rock shareholder (except Capitol) will receive shares of Capitol common stock in exchange for his, her or their Red Rock common stock calculated by multiplying the number of shares of Red Rock common stock held by the shareholder by the exchange ratio. Any fractional shares will be paid in cash.

ACCOUNTING TREATMENT (PAGE 32)

     Capitol's acquisition of the minority interest of Red Rock will be accounted for under the purchase method of accounting. After the exchange, all of Red Rock's results from operations will be included in Capitol's income statement, as opposed to only a portion, which is currently reported.

TAX CONSEQUENCES OF THE EXCHANGE TO RED ROCK SHAREHOLDERS (PAGE 32)

     Capitol's tax counsel has rendered its opinion that the exchange should be treated as a reorganization for United States federal income tax purposes. Accordingly, Red Rock shareholders generally will not recognize any gain or loss for United States federal income tax purposes on the exchange of their Red Rock shares for shares of Capitol's common stock in the exchange, except for any gain or loss recognized in connection with the receipt of cash instead of a fractional share of Capitol's common stock. Tax counsel's opinion is attached as Annex C to this proxy statement/prospectus. Tax counsel's opinion is subject to certain assumptions which may limit its application in particular instances.

     Tax matters are very complicated, and the tax consequences of the exchange to each Red Rock shareholder will depend on the facts of that shareholder's situation. You are urged to consult your tax advisor for a full understanding of the tax consequences of the exchange to you.

DISSENTERS' RIGHTS (PAGE 34)

     Under Nevada law, shareholders of Red Rock are entitled to dissent from and obtain fair value for their shares in connection with the Plan of Share Exchange.

OPINION OF FINANCIAL ADVISOR (PAGE 36)

     Red Rock retained JMP Financial, Inc. as its financial advisor and agent in connection with the exchange to render a financial fairness opinion to the Red Rock shareholders.

     In deciding to approve the exchange, the Red Rock board considered this opinion, which stated that as of its date and subject to the considerations described in it, the consideration to be received in the exchange by holders of Red Rock common stock is fair from a financial point of view. The opinion is attached as Annex B to this proxy statement/prospectus.

THE PLAN OF SHARE EXCHANGE (PAGE 30)

     The Plan of Share Exchange is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the Plan of Share Exchange because it is the legal document that governs the exchange.

TERMINATION OF THE EXCHANGE (PAGE 40)

     Red Rock and Capitol can jointly agree to terminate the plan of exchange at any time without completing the exchange.

     Red Rock can terminate the exchange if a majority of Red Rock's shareholders (other than Capitol) fail to approve the exchange at the shareholders' meeting; or a governmental authority prohibits the exchange.

YOUR RIGHTS AS A SHAREHOLDER WILL CHANGE (PAGE 43)

     Your rights as a Red Rock shareholder are determined by Nevada's banking law and by Red Rock's articles of incorporation and by-laws. When the exchange is completed, your rights as a Capitol stockholder will be determined by Michigan law relating to business corporations (not the banking law) and by Capitol's articles of incorporation and by-laws. See "Comparison of Shareholders Rights".

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The consolidated financial data below summarizes historical consolidated financial information for the periods indicated and should be read in conjunction with the financial statements and other information included in Capitol's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated herein by reference. The consolidated financial data below for the interim periods indicated has been derived from, and should be read in conjunction with, Capitol's Quarterly Report on Form 10-Q for the period ended March 31, 2003, which is incorporated herein by reference. See "Where You Can Find More Information". The interim results include all adjustments of a normal recurring nature that are, in the opinion of management, considered necessary for a fair presentation. Interim results for the three months ended March 31, 2003 are not necessarily indicative of results which may be expected in future periods, including the year ending December 31, 2003. BECAUSE OF THE NUMBER OF BANKS ADDED THROUGHOUT THE PERIOD OF CAPITOL'S EXISTENCE, AND BECAUSE OF THE DIFFERING OWNERSHIP PERCENTAGE OF BANKS INCLUDED IN THE CONSOLIDATED AMOUNTS, HISTORICAL OPERATING RESULTS ARE OF LIMITED RELEVANCE IN COMPARING FINANCIAL PERFORMANCE AND PREDICTING CAPITOL'S FUTURE OPERATING RESULTS.

     Capitol's consolidated balance sheets as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000 are incorporated herein by reference. The selected financial data provided below as of March 31, 2003 and for the three months ended March 31, 2003 and 2002 have been derived from Capitol's consolidated financial statements which are incorporated herein by reference. Selected balance sheet data as of March 31, 2002 and December 31, 2000, 1999 and 1998 and results of operations data for the years ended December 31, 1999 and 1998 were derived from consolidated financial statements which are not incorporated in this proxy statement/prospectus.

     Under current accounting rules, entities which are more than 50% owned by another are consolidated or combined for financial reporting purposes. This means that all of the assets and liabilities of subsidiaries (including Red
Rock) are included in Capitol's consolidated balance sheet. Capitol's consolidated net income, however, only includes its subsidiaries' (including Red
Rock) net income or net loss to the extent of its ownership percentage. This means that when a newly formed bank incurs early start-up losses, Capitol will only reflect that loss based on its ownership percentage. Conversely, when banks generate income, Capitol will only reflect that income based on its ownership percentage.

                                                                            CAPITOL BANCORP LIMITED
                                              --------------------------------------------------------------------------------------
                                                AS OF AND FOR THE
                                                THREE MONTHS ENDED                          AS OF AND FOR THE
                                                     MARCH 31                            YEARS ENDED DECEMBER 31
                                              ----------------------    ------------------------------------------------------------
                                                 2003         2002         2002         2001         2000         1999        1998
                                              ---------    ---------    ---------    ---------    ---------    ---------   ---------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED RESULTS OF OPERATIONS DATA:
     Interest income                          $  39,986    $  37,255    $ 156,454    $ 153,797    $ 132,311    $  93,602   $  69,668
     Interest expense                            12,999       14,432       55,860       73,292       65,912       46,237      36,670
     Net interest income                         26,987       22,823      100,594       80,505       66,399       47,365      32,998
     Provision for loan losses                    1,890        2,090       12,676        8,167        7,216        4,710       3,523
     Net interest income after provision
     for loan losses                             25,097       20,733       87,918       72,338       59,183       42,655      29,475
     Noninterest income                           4,529        2,798       14,982        9,585        6,137        4,714       3,558
     Noninterest expense                         21,156       18,793       77,151       64,136       52,846       40,257      26,325
     Income before income tax expense,
         minority interest and cumulative
         effect of change in accounting
         principle                                8,470        4,738       25,749       17,787       12,474        7,112       6,708
     Income tax expense                           2,944        1,543        8,701        5,824        4,289        3,213       2,584
     Income before minority interest and
         cumulative effect of change in
         accounting principle                     5,526        3,195       17,048       11,963        8,185        3,899       4,124
     Minority interest in net losses
         (income) of consolidated
         subsidiaries                              (213)        (151)        (395)      (1,245)        (150)       1,707         504
     Income before cumulative effect
         of change in accounting
         principle                                5,313        3,044       16,653       10,718        8,035        5,606       4,628
     Cumulative effect of change in
     accounting principle (1)                                                                                       (197)
     Net income                                   5,313        3,044       16,653       10,718        8,035        5,409       4,628

                                                                            CAPITOL BANCORP LIMITED
                                      ---------------------------------------------------------------------------------------------
                                         AS OF AND FOR THE
                                         THREE MONTHS ENDED                              AS OF AND FOR THE
                                              MARCH 31                                YEARS ENDED DECEMBER 31
                                      -----------------------    ------------------------------------------------------------------
                                         2003         2002          2002          2001          2000          1999          1998
                                      ----------   ----------    ----------    ----------    ----------    ----------    ----------
                                                       (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
PER SHARE DATA:
     Net income per common share:
       Before cumulative effect of
         change in accounting
         principle (1):
           Basic                      $     0.45   $     0.39    $     1.64    $     1.38    $     1.14    $     0.87    $     0.74
           Diluted                          0.44         0.38          1.57          1.35          1.13          0.86          0.72
       After cumulative effect of
         change in accounting
         principle (1):
           Basic                            0.45         0.39          1.64          1.38          1.14          0.84          0.74
           Diluted                          0.44         0.38          1.57          1.35          1.13          0.83          0.72
     Cash dividends declared                0.12         0.10          0.44          0.40          0.36          0.36          0.33
     Book value                            14.01        11.88         13.72         10.24          9.18          8.08          7.77
     Pro forma equivalent book
       value (2)                           14.18          N/A           N/A           N/A           N/A           N/A           N/A
     Dividend payout ratio                 26.67%       25.64%        26.83%        28.99%        31.58%        42.86%        43.63%
     Weighted average number of
       common shares outstanding          11,698        7,901        10,139         7,784         7,065         6,455         6,284

SELECTED BALANCE SHEET DATA:
     Total assets                     $2,540,289   $2,174,334    $2,409,288    $2,044,006    $1,630,076    $1,305,987    $1,024,444
     Investment securities                40,517       44,144        34,139        43,687        68,926       107,145        86,464
     Portfolio loans                   2,052,157    1,794,207     1,991,372     1,734,589     1,355,798     1,049,204       724,280
     Allowance for loan losses           (30,034)     (24,744)      (28,953)      (23,238)      (17,449)      (12,639)       (8,817)
     Deposits                          2,181,440    1,853,343     2,062,072     1,740,385     1,400,899     1,112,793       890,890
     Debt obligations                     84,348       89,361        93,398        89,911        58,150        47,400        23,600
     Minority interests in
       consolidated subsidiaries          31,808       40,320        28,016        70,673        62,575        54,593        27,576
     Trust preferred securities           61,299       48,636        51,583        48,621        24,327        24,291        24,255
     Stockholders' equity                164,471      126,364       160,037        80,172        70,404        54,668        49,292

PERFORMANCE RATIOS: (3)
     Return on average equity              13.09%       14.80%        13.33%        15.22%        13.78%        10.66%        10.19%
     Return on average assets               0.87%        0.58%         0.75%         0.58%         0.55%         0.47%         0.55%
     Net interest margin (fully
       taxable equivalent)                  4.76%        4.69%         4.80%         4.60%         4.80%         4.44%         4.15%
     Efficiency ratio (4)                  67.13%       73.35%        66.75%        71.19%        72.85%        77.30%        70.63%

ASSET QUALITY:
     Non-performing loans (5)         $   25,981   $   22,304    $   22,890    $   17,238    $    6,757    $    4,124    $    7,242
     Allowance for loan losses to
       non-performing loans               115.60%      110.94%       126.49%       134.81%       258.24%       306.47%       121.75%
     Allowance for loan losses to
       portfolio loans                      1.46%        1.38%         1.45%         1.34%         1.29%         1.20%         1.22%
     Non-performing loans to total
       portfolio loans                      1.27%        1.24%         1.15%         0.99%         0.50%         0.39%         1.00%
     Net loan losses to average
       portfolio loans                      0.16%        0.13%         0.37%         0.15%         0.20%         0.10%         0.15%

CAPITAL RATIOS:
     Average equity to average assets       6.64%        3.84%         5.59%         3.78%         4.26%         4.46%         5.36%
     Tier 1 risk-based capital ratio       10.68%       10.74%        10.52%        10.54%        11.10%        10.78%        13.42%
     Total risk-based capital ratio        12.12%       11.99%        11.77%        11.85%        12.35%        11.62%        14.60%
     Leverage ratio                         6.47%        5.81%         6.64%         3.92%         4.32%         4.35%         4.88%

----------
(1) Accounting change relates to new accounting standard which required write-off of previously capitalized start-up costs as of January 1, 1999.
(2) Based on the exchange ratio of .752595 shares of Capitol for each share of Red Rock. Excludes the pro forma effect of other share exchange transactions or proposals of Capitol (see "Recent Developments").
(3)  These ratios are annualized for the periods indicated.
(4) Efficiency ratio is computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(5) Nonperforming loans consist of loans on nonaccrual status and loans more than 90 days delinquent.

                                  RISK FACTORS

     THE SHARES OF COMMON STOCK THAT ARE BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     INVESTING IN CAPITOL'S COMMON STOCK WILL PROVIDE YOU WITH AN EQUITY OWNERSHIP INTEREST IN CAPITOL. AS A CAPITOL SHAREHOLDER, YOUR INVESTMENT MAY BE IMPACTED BY RISKS INHERENT IN ITS BUSINESS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AS WELL AS OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE DECIDING TO VOTE TO EXCHANGE YOUR RED ROCK COMMON STOCK FOR CAPITOL'S COMMON STOCK.

     THIS PROXY STATEMENT/PROSPECTUS ALSO CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS RELATE TO CAPITOL'S FUTURE PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," "SEEKS," "PRO FORMA," "ANTICIPATES," AND SIMILAR EXPRESSIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THESE STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO THESE DIFFERENCES INCLUDE THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

INHERENT CONFLICTS OF INTEREST IN THE PROPOSED SHARE EXCHANGE.

     Red Rock is already a majority-owned and controlled subsidiary of Capitol. By virtue of the existing relationship between Red Rock and Capitol, the proposed share exchange presents inherent conflicts of interest. For example, no other share exchanges are being considered and, if there were any, Capitol would likely vote its Red Rock shares against any other share exchange proposals. Capitol's proposal to value Red Rock shares at $15.741279 in the proposed share exchange is based solely on its judgment in making such proposal. Accordingly, the Red Rock Share Value and related exchange ratio have not been determined absent the inherent conflicts of interest between Capitol and Red Rock. It is unknown what exchange ratio or Red Rock Share Value, if any, that might be negotiated between Red Rock and unaffiliated entities.

NEWLY FORMED BANKS ARE LIKELY TO INCUR SIGNIFICANT OPERATING LOSSES THAT COULD NEGATIVELY AFFECT THE AVAILABILITY OF EARNINGS TO SUPPORT FUTURE GROWTH.

     Several of Capitol's bank subsidiaries are less than three years old and Capitol's oldest bank is twenty years old. Newly formed banks are expected to incur operating losses in their early periods of operation because of an inability to generate sufficient net interest income to cover operating costs. Newly formed banks may never become profitable. Current accounting rules require immediate write-off, rather than capitalization, of start-up costs and, as a result, future newly formed banks are expected to report larger early period operating losses. Those operating losses can be significant and can occur for longer periods than planned depending upon the ability to control operating expenses and generate net interest income, which could affect the availability of earnings retained to support future growth.

IF CAPITOL IS UNABLE TO MANAGE ITS GROWTH, ITS ABILITY TO PROVIDE QUALITY SERVICES TO CUSTOMERS COULD BE IMPAIRED AND CAUSE ITS CUSTOMER AND EMPLOYEE RELATIONS TO SUFFER.

     Capitol has rapidly and significantly expanded its operations and anticipates that further expansion will be required to realize its growth strategy. Capitol's rapid growth has placed significant demands on its management and other resources which, given its expected future growth rate, are likely to continue. To manage future growth, Capitol will need to attract, hire and retain highly skilled and motivated officers and employees and improve existing systems and/or implement new systems for:

     -    transaction processing;

     -    operational and financial management; and

     -    training, integrating and managing Capitol's growing employee base.

FAVORABLE ENVIRONMENT FOR FORMATION OF NEW BANKS COULD CHANGE ADVERSELY, WHICH COULD SEVERELY LIMIT CAPITOL'S EXPANSION OPPORTUNITIES.

     Capitol's growth strategy includes the addition of new banks. Thus far, Capitol has experienced favorable business conditions for the formation of its small, community and customer-focused banks. Those favorable conditions could change suddenly or over an extended period of time. A change in the availability of financial capital, human resources or general economic conditions could eliminate or severely limit expansion opportunities. To the extent Capitol is unable to effectively attract personnel and deploy its capital in new or existing banks, this could adversely affect future asset growth, earnings and the value of Capitol's common stock.

CAPITOL'S BANK'S SMALL SIZE MAY MAKE IT DIFFICULT TO COMPETE WITH LARGER INSTITUTIONS BECAUSE CAPITOL IS NOT ABLE TO COMPETE WITH LARGE BANKS IN THE OFFERING OF SIGNIFICANTLY LARGER LOANS.

     Capitol endeavors to capitalize its newly formed banks with the lowest dollar amount permitted by regulatory agencies. As a result, the legal lending limits of Capitol's banks severely constrain the size of loans that those banks can make. In addition, many of the banks' competitors have significantly larger capitalization and, hence, an ability to make significantly larger loans. The inability to offer larger loans limits the revenues that can be earned from interest amounts charged on larger loan balances.

     Capitol's banks are intended to be small in size. They each generally operate from single locations. They are very small relative to the dynamic markets in which they operate. Each of those markets has a variety of large and small competitors that have resources far beyond those of Capitol's banks. While it is the intention of Capitol's banks to operate as niche players within their geographic markets, their continued existence is dependent upon being able to attract and retain loan customers in those large markets that are dominated by substantially larger regulated and unregulated financial institutions.

IF CAPITOL CANNOT RECRUIT ADDITIONAL HIGHLY QUALIFIED PERSONNEL, CAPITOL'S CUSTOMER SERVICE COULD SUFFER, CAUSING ITS CUSTOMER BASE TO DECLINE.

     Capitol's strategy is also dependent upon its continuing ability to attract and retain other highly qualified personnel. Competition for such employees among financial institutions is intense. Availability of personnel with appropriate community banking experience varies. If Capitol does not succeed in attracting new employees or retaining and motivating current and future employees, Capitol's business could suffer significantly.

CAPITOL AND ITS BANKS OPERATE IN AN ENVIRONMENT HIGHLY REGULATED BY STATE AND FEDERAL GOVERNMENT; CHANGES IN FEDERAL AND STATE BANKING LAWS AND REGULATIONS COULD HAVE A NEGATIVE IMPACT ON CAPITOL'S BUSINESS.

     As a bank holding company, Capitol is regulated primarily by the Federal Reserve Board. Capitol's current bank affiliates are regulated primarily by the state banking regulators and the FDIC and, in the case of one national bank, the Office of the Comptroller of the Currency (OCC).

     Federal and the various state laws and regulations govern numerous aspects of the banks' operations, including:

     -    adequate capital and financial condition;

     -    permissible types and amounts of extensions of credit and investments;

     -    permissible nonbanking activities; and

     -    restrictions on dividend payments.

     Federal and state regulatory agencies have extensive discretion and power to prevent or remedy unsafe or unsound practices or violations of law by banks and bank holding companies. Capitol and its banks also undergo periodic examinations by one or more regulatory agencies. Following such examinations, Capitol may be required, among other things, to change its asset valuations or the amounts of required loan loss allowances or to restrict its operations. Those actions would result from the regulators' judgments based on information available to them at the time of their examination.

     The banks' operations are required to follow a wide variety of state and federal consumer protection and similar statutes and regulations. Federal and state regulatory restrictions limit the manner in which Capitol and its banks may conduct business and obtain financing. Those laws and regulations can and do change significantly from time to time, and any such change could adversely affect Capitol.

REGULATORY ACTION COULD SEVERELY LIMIT FUTURE EXPANSION PLANS.

     To carry out some of its expansion plans, Capitol is required to obtain permission from the Federal Reserve Board. Applications for the formation of new banks are submitted to the state and federal bank regulatory agencies for their approval.

     While Capitol's prior experience with the regulatory application process has been favorable, the future climate for regulatory approval is impossible to predict. Regulatory agencies could prohibit or otherwise significantly restrict the expansion plans of Capitol, its current bank subsidiaries and future new start-up banks.

THE BANKS' ALLOWANCES FOR LOAN LOSSES MAY PROVE INADEQUATE TO ABSORB ACTUAL LOAN LOSSES, WHICH MAY ADVERSELY IMPACT NET INCOME OR INCREASE OPERATING LOSSES.

     Capitol believes that its consolidated allowance for loan losses is maintained at a level adequate to absorb any inherent losses in the loan portfolios at the balance sheet date. Management's estimates are used to determine the allowance and are based on historical loan loss experience, specific problem loans, value of underlying collateral and other relevant factors. These estimates are subjective and their accuracy depends on the outcome of future events. Actual losses may differ from current estimates. Depending on changes in economic, operating and other conditions, including changes in interest rates, that are generally beyond Capitol's control, actual loan losses could increase significantly. As a result, such losses could exceed current allowance estimates. No assurance can be provided that the allowance will be sufficient to cover actual future loan losses should such losses be realized.

     Loan loss experience, which is helpful in estimating the requirements for the allowance for loan losses at any given balance sheet date, has been minimal at many of Capitol's banks. Because many of Capitol's banks are young, they do not have seasoned loan portfolios, and it is likely that the ratio of the allowance for loan losses to total loans may need to be increased in future periods as the loan portfolios become more mature and loss experience evolves. If it becomes necessary to increase the ratio of the allowance for loan losses to total loans, such increases would be accomplished through higher provisions for loan losses, which may adversely impact net income or increase operating losses.

     Widespread media reports of concerns about the health of the domestic economy have continued in 2003. Capitol's loan losses in 2002 increased. Further, nonperforming loans have increased and it is anticipated that levels of nonperforming loans and related loan losses may increase as economic conditions, locally and nationally, evolve.

     In addition, bank regulatory agencies, as an integral part of their supervisory functions, periodically review the adequacy of the allowance for loan losses. Regulatory agencies may require Capitol or its banks to increase their provision for loan losses or to recognize further loan charge-offs based upon judgments different from those of management. Any increase in the allowance required by regulatory agencies could have a negative impact on Capitol's operating results.

CAPITOL'S COMMERCIAL LOAN CONCENTRATION TO SMALL BUSINESSES INCREASES THE RISK OF DEFAULTS BY BORROWERS AND SUBSTANTIAL CREDIT LOSSES COULD RESULT, CAUSING SHAREHOLDERS TO LOSE THEIR INVESTMENT IN CAPITOL'S COMMON STOCK.

     Capitol's banks make various types of loans, including commercial, consumer, residential mortgage and construction loans. Capitol's strategy emphasizes lending to small businesses and other commercial enterprises. Loans to small and medium-sized businesses are generally riskier than single-family mortgage loans. Typically, the success of a small or medium-sized business depends on the management talents and efforts of one or two persons or a small group of persons, and the death, disability or resignation of one or more of these persons could have a material adverse impact on the business. In addition, small and medium-sized businesses frequently have smaller market shares than their competition, may be more vulnerable to economic downturns, often need substantial additional capital to expand or compete and may experience substantial variations in operating results, any of which may impair a borrower's ability to repay a loan. Substantial credit losses could result, causing shareholders to lose their entire investment in Capitol's common stock.

THE OPEN MARKET COMMITTEE OF THE FEDERAL RESERVE BOARD (FRBOMC) HAS TAKEN UNPRECEDENTED ACTIONS TO SIGNIFICANTLY REDUCE INTEREST RATES AND DECREASES IN INTEREST RATES MAY ADVERSELY AFFECT CAPITOL'S NET INTEREST INCOME.

     CHANGES IN NET INTEREST INCOME. Capitol's profitability is significantly dependent on net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans, and interest expense on interest-bearing liabilities, such as deposits. Therefore, any change in general market interest rates, whether as a result of changes in monetary policies of the Federal Reserve Board or otherwise, can have a significant effect on net interest income. Capitol's assets and liabilities may react differently to changes in overall market rates or conditions because there may be mismatches between the repricing or maturity characteristic of assets and liabilities. As a result, changes in interest rates can affect net interest income in either a positive or negative way.


     In 2001, the FRBOMC decreased interbank interest rates 11 times, which was an unprecedented action to reduce rates 475 basis points within a year. Interest rates have remained relatively stable in 2002, with only on rate change from FRBOMC. Through June 24, 2003 there have been no interest rate changes initiated by FRBOMC. Future stability of interest rates and FRBOMC policy are uncertain.


     CHANGES IN THE YIELD CURVE. Changes in the difference between short and long-term interest rates, commonly known as the yield curve, may also harm Capitol's business. For example, short-term deposits may be used to fund longer-term loans. When differences between short-term and long-term interest rates shrink or disappear, the spread between rates paid on deposits and received on loans could narrow significantly, decreasing net interest income.

EXISTING SUBSIDIARIES OF CAPITOL MAY NEED ADDITIONAL FUNDS TO AID IN THEIR GROWTH OR TO MEET OTHER ANTICIPATED NEEDS WHICH COULD REDUCE CAPITOL'S FUNDS AVAILABLE FOR NEW BANK DEVELOPMENT OR OTHER CORPORATE PURPOSES.

     Future growth of existing banks may require additional capital infusions or other investment by Capitol to maintain compliance with regulatory capital requirements or to meet growth opportunities. Such capital infusions could reduce funds available for development of new banks, or other corporate purposes.

CAPITOL HAS DEBT SECURITIES OUTSTANDING WHICH MAY PROHIBIT FUTURE CASH DIVIDENDS ON CAPITOL'S COMMON STOCK OR OTHERWISE ADVERSELY AFFECT REGULATORY CAPITAL COMPLIANCE.

     As of March 31, 2003, Capitol had notes payable to an unaffiliated bank outstanding in the amount of approximately $4 million. Under this credit facility, borrowings of up to $25 million are permitted, subject to certain conditions. Capitol is reliant upon its bank subsidiaries' earnings and dividends to service this debt obligation which may be inadequate to service the obligations. In the event of violation of the covenants relating to the credit facility, or due to failure to make timely payments of interest and debt principal, the lender may terminate the credit facility. In addition, upon such occurrences, dividends on Capitol's common stock may be prohibited or Capitol may be otherwise unable to make future dividends payments or obtain replacement credit facilities.


     Capitol also has several series of trust-preferred securities outstanding, totaling about $61 million, which are treated as capital for regulatory ratio compliance purposes. Although these securities are viewed as capital for regulatory purposes, they are debt securities which have numerous covenants and other provisions which, in the event of noncompliance, could have an adverse effect on Capitol. For example, these securities permit Capitol to defer the periodic payment of interest for various periods, however, if such payments are deferred, Capitol is prohibited from paying cash dividends on its common stock during deferral periods and until deferred interest is paid. Future payment of interest is dependent upon Capitol's bank subsidiaries' earnings and dividends which may be inadequate to service the obligations. Continued classification of these securities as elements of capital for regulatory purposes is subject to future changes in regulatory rules and regulations and the actions of regulatory agencies, all of which is beyond the control or influence of Capitol.

POSSIBLE VOLATILITY OF STOCK PRICE.

     The market price of Capitol's common stock may fluctuate in response to numerous factors, including variations in the annual or quarterly financial results of Capitol, or its competitors; changes by financial research analysts in their estimates of the earnings of Capitol or its competitors or the failure of Capitol or its competitors to meet such estimates; conditions in the economy in general or the banking industry in particular; or unfavorable publicity affecting Capitol, its banks, or the industry. In addition, equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market price for many companies' securities which have been unrelated to the operating performance of those companies. Any fluctuation may adversely affect the prevailing market price of Capitol's common stock.

CAPITOL'S BANK SUBSIDIARIES HAVE DECENTRALIZED MANAGEMENT WHICH COULD HAVE A NEGATIVE IMPACT ON THE RATE OF GROWTH AND PROFITABILITY OF CAPITOL AND ITS BANK SUBSIDIARIES.

     Capitol's bank subsidiaries have independent boards of directors and management teams. This decentralized structure gives the banks control over the day-to-day management of the institution including the selection of management teams, the pricing of loans and deposits, marketing decisions and the strategy in handling problem loans. This decentralized structure may impact Capitol's ability to uniformly implement holding company strategy at the bank level. It may slow Capitol's ability to react to changes in strategic direction due to outside factors such as rate changes and changing economic conditions. The structure may cause additional management time to be spent on internal issues and could negatively impact the growth and profitability of the banks individually and the holding company.

                               RECENT DEVELOPMENTS

     In April 2003, Capitol announced the completion of an $11 million private placement of its common stock to select institutional investors and the issuance of approximately 550,000 shares of previously unissued common stock. Proceeds from the offering have been used to reduce borrowings from an unaffiliated bank and investment in short-term investments.

     In addition to the proposed Red Rock share exchange, Capitol has proposed share exchange transactions regarding Desert Community Bank ("Desert"), Black Mountain Community Bank ("Black Mountain") and Elkhart Community Bank ("Elkhart"), which are majority-owned subsidiaries of Capitol, subject to the approval of their shareholders (other than Capitol). If the Desert share exchange is approved, Capitol estimates issuing approximately 161,000 shares of Capitol common stock. If the Black Mountain share exchange is approved, Capitol estimates issuing approximately 172,000 shares of Capitol common stock. If the Elkhart share exchange is approved, Capitol estimates issuing approximately 169,000 shares of Capitol common stock.

     On May 15, 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND Equity. Management has not completed its analysis of this very recently issued standard which becomes effective for Capitol's financial statements for periods beginning July 1, 2003. Based on management's preliminary analysis of this new standard, the primary impact of it on Capitol's consolidated financial statements will be the reclassification of trust-preferred securities as liabilities from their prior mezzanine capital treatment, although those securities will continue to be treated as qualifying capital for regulatory purposes.


     Bank development efforts are currently under consideration at June 24, 2003 in several states including pre-development exploratory discussions, lease and employment negotiations and preparation of preliminary regulatory applications for formation and/or acquisition of community banks.

     In early May 2003, Capitol filed an application with the New York Stock Exchange (NYSE) for the listing of its common stock. On June 24, 2003, Capitol's common stock began trading on the NYSE under the symbol "CBC" and its listing on the Nasdaq Stock Market was terminated.

           COMPARATIVE HISTORICAL, PRO FORMA AND PRO FORMA EQUIVALENT
                              PER SHARE INFORMATION

     The following table, which should be read in conjunction with the unaudited pro forma condensed consolidated balance sheet, pro forma condensed statements of operations and related notes to the pro forma financial statements, which appear elsewhere herein, summarizes per share information:

                                                            As of and for the
                                                            Three Months Ended       For the Year Ended
                                                              March 31, 2003          December 31, 2002
                                                              --------------          -----------------
Capitol common stock:
   Net income per share:
       Basic:
          Historical                                              $ 0.45                    $ 1.64
          Pro forma consolidated(1)                                 0.44                      1.60
       Diluted:
          Historical                                                0.44                      1.57
          Pro forma consolidated(1)                                 0.42                      1.54
   Cash dividends per share:
       Historical                                                   0.12                      0.44
       Pro forma consolidated(2)                                    0.12                    $ 0.44
   Book value per share at March 31, 2003:
       Historical                                                  14.01
       Pro forma consolidated(1)                                  $14.18

Red Rock common stock: Net income (loss) per share:
       Basic:
          Historical                                              $(0.13)                   $ 0.21
          Pro forma equivalent(3)                                   0.33                      1.20
       Diluted:
          Historical                                               (0.13)                     0.21
          Pro forma equivalent(3)                                   0.32                      1.16
   Cash dividends per share:
       Historical                                                     --                        --
       Pro forma equivalent(3)                                      0.09                    $ 0.33
   Book value per share at March 31, 2003:
       Historical                                                  10.91
       Pro forma equivalent(3)                                    $10.67

1 -- Assumes completion of proposed Red Rock exchange and excludes the pro forma effect of other pending share exchange transactions or proposals of Capitol (see "Recent Developments").

2 -- The Capitol pro forma consolidated dividends per share represent historical dividends per share.

3 -- The Red Rock pro forma equivalent per share amounts are calculated by multiplying Capitol pro forma consolidated per share amounts by the exchange ratio of .752595.

                                 CAPITALIZATION

     The table presented below shows Capitol's actual total capitalization as of March 31, 2003 and the proposed exchange of Capitol's common stock for Red Rock's common stock as described in this proxy statement/prospectus and pending share exchanges regarding three other subsidiaries of Capitol (as described below).

                                                                                                     AS ADJUSTED FOR THE
                                                                                                      PROPOSED RED ROCK
                                                                                                       EXCHANGE(4) AND
                                                                                                        PENDING DESERT,
                                                                                 AS ADJUSTED FOR        BLACK MOUNTAIN
                                                                                 THE PROPOSED RED         AND ELKHART
                                                               ACTUAL            ROCK EXCHANGE(4)         EXCHANGES(5)
                                                             ---------           ----------------         ------------
DEBT OBLIGATIONS ..........................................  $  84,348              $  84,348              $  84,348
                                                             =========              =========              =========

TRUST-PREFERRED SECURITIES ................................  $  61,299              $  61,299              $  61,299

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES ...........     31,808                 27,530                 20,115

STOCKHOLDERS' EQUITY(1):
   Common stock, no par value; 25,000,000 shares
     authorized; issued, and outstanding:
       Actual - 11,737,860 shares .........................    134,211
       As adjusted for the proposed Red Rock
         exchange - 12,032,877 shares(4) ..................                           140,382
       As adjusted for the proposed Red Rock(5) and
         pending Desert, Black Mountain and
         Elkhart exchanges - 12,535,310 shares(5) .........                                                  150,890
   Retained earnings ......................................     30,228                 30,228                 30,228
   Market value adjustment for available-for-sale
     securities (net of tax effect) .......................        177                    177                    177
   Less unallocated ESOP shares ...........................       (145)                  (145)                  (145)
                                                             ---------              ---------              ---------
       Total stockholders' equity .........................  $ 164,471              $ 170,642              $ 181,150
                                                             =========              =========              =========

  Book value per share of common stock ....................  $   14.01              $   14.18              $   14.45
                                                             =========              =========              =========

TOTAL CAPITALIZATION(2) ...................................  $ 196,279              $ 198,172              $ 201,265
                                                             =========              =========              =========

TOTAL CAPITAL FUNDS(3) ....................................  $ 257,578              $ 259,471              $ 262,564
                                                             =========              =========              =========

CAPITAL RATIOS:
   Stockholders' equity to total assets ...................       6.47%                  6.71%                  7.12%

   Total capitalization to total assets ...................       7.28%                  7.80%                  7.91%

   Total capital funds to total assets ....................      10.14%                 10.21%                 10.32%

     Footnotes regarding the above presentation appear on the following page.

FOOTNOTES TO CAPITALIZATION TABLE

(1) Does not include approximately 2.4 million shares of common stock issuable upon exercise of stock options.
(2) Total capitalization includes stockholders' equity and minority interests in consolidated subsidiaries.
(3) Total capital funds include stockholders' equity, minority interests in consolidated subsidiaries and trust-preferred securities.
(4) Assumes issuance of 295,017 shares of Capitol common stock upon completion of the proposed Red Rock exchange. See "Unaudited Pro Forma Consolidated Financial Information."
(5) Assumes issuance of Capitol common stock upon completion of proposed Red Rock share exchange. Also assumes issuance of approximately 502,000 shares of Capitol's common stock which may be issued upon completion of the pending share exchange transactions regarding Desert Community Bank, Black Mountain Community Bank and Elkhart Community Bank. The pending Desert, Black Mountain and Elkhart share exchanges are subject to the approval of those respective banks' shareholders other than Capitol.

              [The remainder of this page intentionally left blank]

                      DIVIDENDS AND MARKET FOR COMMON STOCK


     Capitol's common stock was listed on the Nasdaq National Market under the symbol "CBCL" through June 23, 2003. On June 24, 2003, Capitol's common stock began trading on the New York Stock Exchange (NYSE) under the symbol "CBC". The following table shows the high and low sale prices per share of common stock as reported on the Nasdaq National Market. The table reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The last reported sale price of Capitol's common stock was $25.950 on June 24, 2003.

                                                                  Cash Dividends
2001                                            High       Low        Paid
----                                            ----       ---    --------------

Quarter ended March 31                       $ 14.250   $  9.688     $ 0.10
Quarter ended June 30                          15.660     12.000       0.10
Quarter ended September 30                     17.500     12.250       0.10
Quarter ended December 31                      15.200     12.800       0.10

2002
----
Quarter ended March 31                         16.820     13.300       0.10
Quarter ended June 30                          23.860     16.450       0.10
Quarter ended September 30                     24.250     15.810       0.12
Quarter ended December 31                      23.780     15.130       0.12

2003
----
Quarter ended March 31                         24.250     19.000       0.12
Quarter ended June 30 (through June 24)      $ 27.880   $ 20.000     $ 0.12


     As of March 17, 2003, there were 5,228 beneficial holders of Capitol's common stock based on information supplied by its stock transfer agent and other sources.

     Holders of common stock are entitled to receive dividends when, as and if declared by Capitol's Board of Directors out of funds legally available. Although Capitol has paid dividends on its common stock for the preceding five years, there is no assurance that dividends will be paid in the future. The declaration and payment of dividends on Capitol's common stock depends upon the earnings and financial condition of Capitol, liquidity and capital requirements, the general economic and regulatory climate, Capitol's ability to service debt obligations senior to the common stock and other factors deemed relevant by Capitol's Board of Directors. Regulatory authorities impose limitations on the ability of banks to pay dividends to Capitol and the ability of Capitol to pay dividends to its shareholders.

     There is no market for Red Rock's common stock. Any transfers have been made privately and are not reported. Red Rock has never paid a dividend on its common stock.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus includes forward-looking statements. Capitol has based these forward-looking statements on its current expectations and projections about future events. These forward-looking statements may be impacted by risks, uncertainties and assumptions. Examples of some of the risks, uncertainties or assumptions that may impact the forward-looking statements are:

     - the results of management's efforts to implement Capitol's business strategy including planned expansion into new markets;

     - adverse changes in the banks' loan portfolios and the resulting credit risk-related losses and expenses;

     - adverse changes in the economy of the banks' market areas that could increase credit-related losses and expenses;

     - adverse changes in real estate market conditions that could also negatively affect credit risk;

     - the possibility of increased competition for financial services in Capitol's markets;

     - fluctuations in interest rates and market prices, which could negatively affect net interest margins, asset valuations and expense expectations; and

     -    other factors described in "Risk Factors".

              [The remainder of this page intentionally left blank]

                            INFORMATION ABOUT CAPITOL

     This proxy statement/prospectus is accompanied by a copy of the following documents as indicated in Annex E:

     -    Report on Form 10-Q for period ended March 31, 2003
     -    Annual Report to Shareholders for year ended December 31, 2002
     -    Annual Report on Form 10-K for year ended December 31, 2002
     - Proxy statement for Capitol's Annual Meeting of Shareholders held on May 8, 2003

                           INFORMATION ABOUT RED ROCK

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Management's discussion and analysis of financial condition and results of operations for the periods ended March 31, 2003 and December 31, 2002 are included in this proxy statement/prospectus as part of Annex D.

FINANCIAL STATEMENTS.

     Unaudited interim condensed financial statements of Red Rock as of March 31, 2003 and for the three months ended March 31, 2003 and 2002 are included in this proxy statement/prospectus as part of Annex D. Audited financial statements of Red Rock as of and for the periods ended December 31, 2002, 2001 and 2000 are included in this proxy statement/prospectus as part of Annex D.

              [The remainder of this page intentionally left blank]

VOTING SECURITIES AND PRINCIPAL HOLDERS.

     The following table shows the share holdings of each director and officer of Red Rock and all directors and officers as a group. Where applicable, the table includes shares held by members of their immediate families.

                                                                Red Rock shares beneficially owned
                                                  -----------------------------------------------------------
                                                                                        Percentage of all Red
                                                                                        Rock shares excluding
                                                                  Percentage of all     Red Rock shares owned
Name of Beneficial owner                          Number           Red Rock Shares            by Capitol
------------------------                          ------          -----------------     ---------------------
Capitol Bancorp Limited                          408,000                 51.00%                     N/A
                                                 =======               =======                  =======

Red Rock's Directors and Officers:
   Eric L. Colvin                                  2,500                  0.31%                    0.64%
   Michael J. Devine                                 200                  0.03%                    0.05%
   Molly K. Hamrick                                5,000                  0.63%                    1.28%
   Philip G. Hardy, Jr                            38,707                  4.84%                    9.87%
   James A. Harris                                   100                  0.01%                    0.03%
   Kathryn D. Justyn                                   0                    --                       --
   Keith W. Langlands                              2,350                  0.29%                    0.60%
   Charles L. Lasky                                  500                  0.06%                    0.13%
   Thomas C. Mangione                              1,200                  0.15%                    0.31%
   Joseph D. Reid III                                  0                    --                       --
   John Stuart                                     5,000                  0.63%                    1.28%
   John Christopher Stuhmer                        3,000                  0.38%                    0.77%
   Frederick P. Waid                                 100                  0.01%                    0.03%
   James F. Wojewodka                              2,500                  0.31%                    0.64%
   Shahzad Ali                                         0                    --                       --
   Mary E. Davis                                   2,000                  0.25%                    0.51%
   Michael R. Beal                                     0                    --                       --
   Susan E. Daleiden                               2,000                  0.25%                    0.51%
   Sarah S. Guindy                                     0                    --                       --
   Joey E. Johnson                                   500                  0.06%                    0.13%
   Brent D. Kamerath                                   0                    --                       --
                                                 -------               -------                  -------

         Total of Directors and Officers          65,657                  8.21%                   16.75%
                                                 =======               =======                  =======

     Other than Capitol, no individual owns greater than 5% of the outstanding shares of Red Rock.

              [The remainder of this page intentionally left blank]

                            THE ELECTION OF DIRECTORS

     Red Rock's Articles of Incorporation and By-Laws provide that the number of Directors, as determined from time to time by the Board of Directors, shall be no less than (5) and no more than (25). The Board of Directors has presently fixed the number of Directors at thirteen.

     The Board of Directors has nominated the thirteen (13) directors named below for a one-year term. All nominees are willing to be elected and to serve in such capacity for one year and until the election and qualification of their successors. All of the nominees for election to the Board of Directors are currently members of Red Rock's Board of Directors.

     The proposed nominees for election as Directors are willing to be elected and serve but in the event that any nominee at the time of election to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote such proxy for the person selected.

     The affirmative vote of a plurality of the votes cast at the meeting is required for the nominees to be elected.

     The table following sets for information regarding Red Rock's Directors based on the date furnished by them:

NAME, PROFESSIONAL POSITIONS & POSITIONS HELD WITH RED ROCK

Eric L. Colvin, Secretary/Treasurer, Mannell Caraoo Association, Inc.; Director Michael J. Devine, Attorney at Law; Director
Molly K. Hamrick, Vice President & CFO, Coldwell Banker Premier Realty; Director Philip G. Hardy, Jr., Vice President & Project Manager, Hardy Painting &
  Drywall; Director
James A. Harris, Vice President, Brown and Brown Insurance; Director
Keith W. Langlands, Partner & CPA, Langlands and Anaya Limited; Director
Charles L. Lasky, President, Lasky, Fifarek & Hogan, P.C.; Director
John S. Lewis, President - Western Regions, Capitol Bancorp Limited; Director Thomas C. Mangione, Chairman, President & CEO, Red Rock Community Bank; Director Joseph D. Reid III, Corporate Counsel, Capitol Bancorp Limited; Director
John A. Stuart, President, Tartan Consultants, Ltd.; Director
John Christopher Stuhmer, CEO, Christopher Homes; Director
Fredrick P. Waid, COO, Percole Nevada Corp.; Director

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     Red Rock is already included in Capitol's consolidated financial statements. Unaudited pro forma consolidated financial information follow, adjusted for the proposed Red Rock exchange, which will be accounted for under the purchase method of accounting (if consummated), as if it had occurred effective March 31, 2003 (shown on page 28) and at the beginning of 2002 (shown on page 29). The accompanying notes to the unaudited pro forma consolidated financial statements are an integral part of the unaudited pro forma financial information. The unaudited pro forma results of operations for the period ended March 31, 2003 are not necessarily indicative of results for the year ending December 31, 2003 or any subsequent period thereafter. The unaudited pro forma results of operations do not give effect to any potential cost savings or other synergies that could result from the share exchange.

              [The remainder of this page intentionally left blank]

Unaudited Pro Forma Condensed Consolidated Balance Sheet
Capitol Bancorp Ltd. And Subsidiaries
March 31, 2003

(in $1,000s, except share and per-share data)


                                                                   PRO FORMA          PRO FORMA
                                                                  ADJUSTMENTS          AMOUNTS
                                                                   REGARDING            AFTER
                                                   HISTORICAL       PROPOSED           PROPOSED
                                                     AMOUNTS         SHARE              SHARE
ASSETS                                             AS REPORTED      EXCHANGE          EXCHANGES
                                                  ------------    ------------      ------------
Cash and cash equivalents                         $    323,945                      $    323,945
Loans held for resale                                   65,465                            65,465
Investment securities                                   40,517                            40,517
Portfolio loans                                      2,052,157                         2,052,157
  Less allowance for loan losses                       (30,034)                          (30,034)
                                                  ------------    ------------      ------------
  Net portfolio loans                                2,022,123                         2,022,123
Premises and equipment, net                             20,565                            20,565
Goodwill and other intangibles                          24,606    $      1,893  A         26,499
Other assets                                            43,068                            43,068
                                                  ------------    ------------      ------------

TOTAL ASSETS                                      $  2,540,289    $      1,893      $  2,542,182
                                                  ============    ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits                                        $  2,181,440                      $  2,181,440
  Debt obligations                                      84,348                            84,348
  Other liabilities                                     16,923                            16,923
                                                  ------------    ------------      ------------
    Total liabilities                                2,282,711              --         2,282,711

Trust-preferred securities                              61,299                            61,299

Minority interests in consolidated subsidiaries         31,808    $     (4,278) B         27,530

Stockholders' equity:
  Common stock                                         134,211           6,171  C        140,382
  Retained earnings                                     30,228                            30,228
  Other, net                                                32                                32
                                                  ------------    ------------      ------------
    Total stockholders' equity                         164,471           6,171           170,642
                                                  ------------    ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $  2,540,289    $      1,893      $  2,542,182
                                                  ============    ============      ============

Number of common shares issued and outstanding      11,737,860         295,017        12,032,877
                                                  ============    ============      ============

Book value per Capitol share                      $      14.01                      $      14.18
                                                  ============                      ============


NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET:

A -- Goodwill arising from proposed share exchange. Based on current estimates, there are no material identifiable intangible assets regarding the proposed share exchange. The net carrying values of the Bank's assets and liabilities approximate fair value. No deposit core intangible asset has been estimated due to the brief period of Bank's operation.

B -- Elimination of minority interests associated with Bank's shareholders other than Capitol.

C -- Estimated net proceeds applicable to proposed share exchanges with Bank's shareholders other than Capitol.

Unaudited Pro Forma Condensed Consolidated Statements of Operations Capitol Bancorp Ltd. And Subsidiaries

(in $1,000s, except share and per-share data)

                                                                      THREE MONTHS ENDED MARCH 31, 2003
                                                               ----------------------------------------------
                                                                HISTORICAL      PRO FORMA         PRO FORMA
                                                                 AMOUNTS       ADJUSTMENTS         AMOUNTS
                                                               ------------    ------------      ------------
Interest income                                                $     39,986                      $     39,986
Interest expense                                                     12,999                            12,999
                                                               ------------                      ------------
  Net interest income                                                26,987                            26,987
Provision for loan losses                                             1,890                             1,890
                                                               ------------                      ------------
  Net interest income after provision for loan losses                25,097                            25,097
Noninterest income                                                    4,529                             4,529
Noninterest expense                                                  21,156                            21,156
                                                               ------------                      ------------
  Income before federal income taxes and
    minority interest                                                 8,470                             8,470
Federal income taxes                                                  2,944                             2,944
                                                               ------------                      ------------
  Income before minority interest                                     5,526                             5,526
Minority interest in net income of
  consolidated subsidiaries                                            (213)   $        (52) A           (265)
                                                               ------------    ------------      ------------

NET INCOME                                                     $      5,313    $        (52)     $      5,261
                                                               ============    ============      ============
NET INCOME PER SHARE:
  Basic                                                        $       0.45                      $       0.44
                                                               ============                      ============
  Diluted                                                      $       0.44                      $       0.42
                                                               ============                      ============
Average number of common shares outstanding
  for purposes of computing basic net income per
  share--denominator for basic net income per share              11,697,756         295,017  B     11,992,773
Effect of dilutive securities--stock options and warrants           438,359                           438,359
                                                               ------------    ------------      ------------
Average number of common shares and dilutive securities
  for purposes of computing diluted net income per share--
  denominator for diluted net income per share                   12,136,115         295,017        12,431,132
                                                               ============    ============      ============

                                                                        YEAR ENDED DECEMBER 31, 2002
                                                               ----------------------------------------------
                                                                HISTORICAL      PRO FORMA         PRO FORMA
                                                                 AMOUNTS       ADJUSTMENTS         AMOUNTS
                                                               ------------    ------------      ------------
Interest income                                                $    156,454                      $    156,454
Interest expense                                                     55,860                            55,860
                                                               ------------                      ------------
  Net interest income                                               100,594                           100,594
Provision for loan losses                                            12,676                            12,676
                                                               ------------                      ------------
  Net interest income after provision for loan losses                87,918                            87,918
Noninterest income                                                   14,982                            14,982
Noninterest expense                                                  77,151                            77,151
                                                               ------------                      ------------
  Income before federal income taxes and
    minority interest                                                25,749                            25,749
Federal income taxes                                                  8,701                             8,701
                                                               ------------                      ------------
  Income before minority interest                                    17,048                            17,048
Minority interest in net income of
  consolidated subsidiaries                                            (395)   $         83  A           (312)
                                                               ------------    ------------      ------------

NET INCOME                                                     $     16,653    $         83      $     16,736
                                                               ============    ============      ============
NET INCOME PER SHARE:
  Basic                                                        $       1.64                      $       1.60
                                                               ============                      ============
  Diluted                                                      $       1.57                      $       1.54
                                                               ============                      ============
Average number of common shares outstanding
  for purposes of computing basic net income per
  share--denominator for basic net income per share              10,139,000         295,017  B     10,434,017
Effect of dilutive securities--stock options and warrants           461,000                           461,000
                                                               ------------    ------------      ------------
Average number of common shares and dilutive securities
  for purposes of computing diluted net income per share--
  denominator for diluted net income per share                   10,600,000         295,017        10,895,017
                                                               ============    ============      ============

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS:

A -- Amount represents improvement (reduction) in operating results attributable to minority interest due to proposed share exchange regarding Red Rock Community Bank.

B -- Assumes issuance of 295,017 shares of Capitol common stock in the proposed share exchange described in Note A above.

                                  THE EXCHANGE

GENERAL

     The Red Rock Board of Directors is using this proxy statement/prospectus to solicit proxies from the holders of Red Rock common stock for use at the shareholders' meeting.


     At the shareholders' meeting to be held on July 25, 2003, Red Rock common shareholders will be asked to approve the exchange. The Plan of Share Exchange provides for Red Rock's minority shareholders to exchange the 49% of the common stock of Red Rock not owned by Capitol for Capitol common stock. Upon consummation of the exchange, Red Rock will become a wholly-owned subsidiary of Capitol. In the exchange, Red Rock shareholders will receive shares of Capitol's common stock.


BACKGROUND OF THE EXCHANGE


     The concept of a potential share exchange transaction with Capitol has been discussed informally from time to time from the beginning of Red Rock's operations. Capitol, through its CEO, expressed a willingness to extend an offer of an exchange around the Bank's 36th month of operation. These discussions, between the bank's board, and Capitol's CEO and other executive officers of Capitol, occurred at various Red Rock board meetings during that period. The objectives of the potential exchange would be to enable shareholders of Red Rock to achieve liquidity in their investment, a reasonable return on their investment in the form of a `premium' and to accomplish such an exchange on a tax-free basis. Without the exchange, shareholders of Red Rock will continue to hold Red Rock stock which has no market and is illiquid.


     Red Rock's board of directors has not solicited or received any other proposals for the potential exchange or sale of Red Rock's shares of common stock which are not owned by Capitol. If other proposals were under consideration for sale or exchange of Red Rock's shares to an entity other than Capitol, Capitol would be permitted to vote its shares of Red Rock. By virtue of Capitol's majority ownership of Red Rock, it is likely that Capitol would not vote its shares of Red Rock in favor of any other proposals regarding a share exchange or sale of the minority interest in Red Rock with another party. In addition, Capitol currently has no intentions of selling its majority interest in Red Rock. Hence, the only proposal under consideration is Capitol's proposal.


     Capitol based its proposal on its prior transactions, whereby it has acquired the minority interest in banks it controls. In those prior transactions, Capitol has offered those minority shareholders an opportunity to exchange their bank shares for Capitol common stock on or about the 36th month of the bank's operations. Although Capitol is under no contractual obligation to make such an offer to acquire the minority interests in any of its present bank subsidiaries, it has made this proposal to Red Rock's board of directors consistent with its informal discussions with Red Rock's board during the past three years. As in other share exchange transactions, Capitol based its proposal at some premium over the book value of the bank's common stock. However, Capitol's determination of the share value of Red Rock, for purposes of the proposed exchange, is solely based on its arbitrary valuation as offered by Capitol.


     Consensus between Capitol and Red Rock's directors who are not employees or officers of Capitol was reached in May 2003, to approve the proposed exchange subject only to:

     - obtaining an independent opinion that the proposed share exchange is fair to Red Rock's shareholders from a financial point of view; and

     - obtaining approval for the proposed exchange by a majority of Red Rock's shares not already owned by Capitol.

     In May 2003, the Red Rock board approved the Plan of Share Exchange and agreed to call a shareholder meeting for a shareholder vote to approve the Plan of Share Exchange.

RED ROCK'S REASONS FOR THE EXCHANGE.

     Red Rock's reasons for the exchange are that the shareholders of Red Rock will be best served by the exchange in order to maximize their shareholder value and to provide them:

     . better protection through diversification geographically and by customer base through Capitol's subsidiary banks rather than dependence upon the resources of a single bank.

     . the Red Rock shareholders will receive publicly traded shares, providing them liquidity as opposed to the Red Rock common stock for which there is no public market. Red Rock shareholders who choose to do so may continue to hold the Capitol stock they receive in the exchange without being forced to have their investment reduced by the immediate recognition of a capital gains tax.

CAPITOL'S REASONS FOR THE EXCHANGE

     Capitol believes that Red Rock's profitability will increase. As noted elsewhere in this proxy statement/prospectus, while Red Rock's assets are reported as part of Capitol's assets for purposes of its consolidated financial statements, Red Rock's income is attributed to Capitol only in the percentage which Capitol owns of Red Rock common stock. Capitol desires to acquire the remainder of Red Rock's common stock so that Capitol can include 100% of Red Rock's income in Capitol's consolidated income statement.

TERMS OF THE EXCHANGE

     Terms of the exchange are set forth in the Plan of Share Exchange. The Plan of Share Exchange is included as Annex A to this proxy statement/prospectus. You should review the Plan of Share Exchange in its entirety.

     The terms of the exchange can be summarized as follows:

          Upon approval of the exchange by a majority of the 49% of the shares of Red Rock held by shareholders other than Capitol, each share of Red Rock common stock will be exchanged for shares of Capitol common stock according to a fixed exchange ratio. The exchange ratio is determined by dividing the Red Rock share value by the Capitol share value. The Red Rock share value shall be $15.741279 per share.

          The share value of each share of Capitol common stock shall be $20.916, the average of the closing prices of Capitol common stock for the month ended March 31, 2003, as reported by the Nasdaq Stock Market, Inc.

     The exchange ratio is determined by dividing the Red Rock share value by the Capitol share value. Each Red Rock shareholder (except Capitol) will receive shares of Capitol common stock in exchange for his, her or their Red Rock common stock calculated by multiplying the number of shares in Red Rock common stock held by the shareholder by the exchange ratio. Any fractional shares will be paid in cash.

RED ROCK BOARD RECOMMENDATION

     In determining whether to recommend the proposed share exchange to Red Rock's shareholders, Red Rock's board considered the matters discussed in "Red Rock's Reasons for the Exchange". In addition, Red Rock's board considered:

     . no other exchange proposals would be offered either by Capitol or unaffiliated parties;


     .    Capitol already has a majority ownership of Red Rock;

     . there is no assurance Capitol would repeat or improve its share exchange proposal at any time in the future;

     . absent any potential alternatives other than rejecting Capitol's proposal, which could result in Red Rock's minority shareholders having no future opportunities to exchange, sell or otherwise dispose of their Red Rock shares; and

     . Red Rock's board obtained an opinion from its financial advisor that the exchange would be fair to the shareholders of Red Rock from a financial point of view.

     THE RED ROCK BOARD HAS DETERMINED THAT THE EXCHANGE IS FAIR TO AND IN THE BEST INTERESTS OF THE RED ROCK SHAREHOLDERS, HAS APPROVED THE PLAN OF SHARE EXCHANGE AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PLAN OF SHARE EXCHANGE.

ACCOUNTING TREATMENT

     Capitol expects the exchange to be treated as the acquisition of a minority interest using the purchase method of accounting.

PRO FORMA DATA

     Because Red Rock is already a controlled subsidiary of Capitol, it is already included in Capitol's consolidated financial statements. Unaudited pro forma consolidated financial information is presented in this document, adjusted for the proposed Red Rock exchange, which will be accounted for under the purchase method of accounting (if consummated), as if it had occurred effective March 31, 2003 (shown on page 28) and at the beginning of 2002 (shown on page
29). The accompanying notes to the unaudited pro forma consolidated financial statements are an integral part of the unaudited pro forma financial information. The unaudited pro forma results of operations for the period ended March 31, 2003 are not necessarily indicative of results for the year ending December 31, 2003 or any subsequent period thereafter. The unaudited pro forma results of operations do not give effect to any potential cost savings or other synergies that could result from the share exchange.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The income tax discussion below represents the opinion of Miller, Canfield, Paddock and Stone, PLC, tax counsel to Capitol, on the material federal income tax consequences of the exchange. This discussion is not a comprehensive description of all of the tax consequences that may be relevant to you. For example, counsel did not address tax consequences that arise from rules that apply generally to all taxpayers or to some classes of taxpayers, or tax consequences that are generally assumed to be known by investors. This discussion is based upon the Internal Revenue Code, the regulations of the U.S. Treasury Department, and court and administrative rulings and decisions in effect on the date of this proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

     This discussion also is based upon certain representations made by Red Rock and Capitol. You should read carefully the full text of the tax opinion of Miller, Canfield, Paddock and Stone, PLC. The opinion is included in this proxy statement/prospectus as Annex C. This discussion also assumes that the exchange will be effected pursuant to applicable state law and otherwise completed according to the terms of the Plan of Share Exchange. You should not rely upon this discussion if any of these factual assumptions or representations is, or later becomes, inaccurate.

     This discussion also assumes that shareholders hold their shares of Red Rock common stock as a capital asset and does not address the tax consequences that may be relevant to a particular shareholder receiving special treatment under some federal income tax laws. Shareholders receiving special treatment include:

     .    banks;

     .    tax-exempt organizations;

     .    insurance companies;

     .    dealers in securities or foreign currencies;

     . Red Rock shareholders who received their Red Rock common stock through the exercise of employee stock options or otherwise as compensation;

     .    Red Rock shareholders who are not U.S. persons; and

     . Red Rock shareholders who hold Red Rock common stock as part of a hedge, straddle or conversion transaction.

     The discussion also does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. No rulings have been or will be sought from the Internal Revenue Service regarding any matters relating to the exchange.

     Based on the assumptions and representations above, it is the opinion of Miller, Canfield, Paddock and Stone, PLC, tax counsel to Capitol, that:

     o    the exchange will qualify as a reorganization within the meaning of
          Section 368(a)(1)(B) of the Internal Revenue Code;

     o no gain or loss will be recognized by the shareholders of Red Rock who exchange their Red Rock common stock solely for Capitol common stock (except with respect to cash received instead of a fractional share of Capitol common stock);

     o the aggregate tax basis of the Capitol common stock received by Red Rock shareholders who exchange all of their Red Rock common stock for Capitol common stock in the exchange will be the same as the aggregate tax basis of the Red Rock common stock surrendered in exchange (reduced by any amount allocable to a fractional share of Capitol common stock for which cash is received);

     o the holding period of the Capitol common stock received will include the holding period of shares of Red Rock common stock surrendered in exchange; and

     o a holder of Red Rock common stock that receives cash instead of a fractional share of Capitol common stock will, in general, provided the redemption is not essentially equivalent to a dividend under
          Section 302(b)(1) of the Internal Revenue Code, recognize capital gain or loss equal to the difference between the cash amount received and the portion of the holder's tax basis in shares of Red Rock common stock allocable to the fractional share; this gain or loss will be long-term capital gain or loss for federal income tax purposes if the holder's holding period in the Red Rock common stock exchanged for the fractional share of Capitol common stock satisfies the long-term holding period requirement.

     The tax opinion of Miller, Canfield, Paddock and Stone, PLC is not binding upon the Internal Revenue Service or the courts.

     TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE EXCHANGE TO YOU WILL DEPEND ON YOUR PARTICULAR SITUATION. YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGE IN THE TAX LAWS.

REGULATORY MATTERS

     As a bank holding company, Capitol is subject to regulation by the Federal Reserve Board. Federal Reserve Board rules require Capitol to obtain the Federal Reserve Board's permission to acquire at least 51% of a subsidiary bank. The rules of the Federal Reserve Board do not differentiate between ownership of 51% and ownership of 100% of the stock of the subsidiary bank. Of course, Capitol received permission to acquire 51% or more ownership of Red Rock prior to Red Rock commencing the business of banking. Accordingly, Capitol will not be required to seek any further approval from the Federal Reserve Board for the exchange.

     It is a condition of the exchange that the shares of Capitol stock to be issued pursuant to the Plan of Share Exchange be approved for listing on the Nasdaq Stock Market, Inc. or the New York Stock Exchange, as the case may be (see "Recent Developments"), subject to official notice of issuance. An application will be filed to list Capitol's shares. Accordingly, the shares of Capitol common stock to be issued in exchange for the Red Rock common stock will be publicly tradable upon consummation of the exchange. There will be no restriction on the ability of a former Red Rock shareholder to sell in the open market the Capitol common stock received (unless the Red Rock shareholder is also an officer, director or affiliate of either Red Rock or Capitol, in which case Rule 144 and Rule 145 issued by the SEC do impose certain restrictions on the sale of Capitol common stock).

DISSENTERS' RIGHTS

     By following the specific procedures set forth in the NRS 92A.300 to 92A.500 ("Statutes"), Red Rock shareholders have a statutory right to dissent from the Plan of Share Exchange. If the Plan of Share Exchange is approved and consummated, any Red Rock shareholder who properly perfects his dissenters' rights will be entitled, upon consummation of the Plan of Share Exchange, to receive an amount of cash equal to the fair value of his shares of Red Rock common stock rather than receiving the consideration set forth in the Plan of Share Exchange. The following summary is not a complete statement of statutory dissenters' rights of appraisal, and such summary is qualified by reference to the applicable provisions of the Nevada Revised Statutes, which are reproduced in full in Annex E to this Proxy Statement/Prospectus. A shareholder must complete each step in the precise order prescribed by the statute to perfect his, her or its dissenter's rights of appraisal.

     Any holder of Red Rock common stock electing to exercise his, her or its right of dissent (a "Dissenting Shareholder") shall file with Red Rock, prior to or at the shareholders meeting, a written notice of intent to demand payment for shares if the exchange is effectuated. If the Plan of Share Exchange is approved by the required vote and the Dissenting Shareholder has not voted in favor thereof, the Dissenting Shareholder may make written demand on Red Rock for payment of the fair value of the Dissenting Shareholder's shares. If the Plan of Share Exchange is effected, Red Rock shall pay to the Dissenting Shareholder, upon the determination of the fair value, and, in the case of shares represented by certificates, the surrender of such certificates, the fair value thereof. Any Dissenting Shareholder making such demand shall thereafter be entitled only to payment and shall not be entitled to vote or to exercise any other rights of a shareholder.

     Within ten days after the Plan of Share Exchange is effected, Red Rock shall give written notice thereof to each Dissenting Shareholder who has made demand as provided in the Nevada Revised Statutes and shall include in such written notice the place where the demand for payment must be sent and where and when certificates for shares must be deposited; supply a form for demanding payment; set a date by which the demand must be received which is not less than thirty days nor more than sixty days after delivery of the notice.

     Within thirty days after receipt of a demand for payment, Red Rock shall pay to each dissenter who complied with NRS 92A.440 the amount Red Rock estimates to be the fair value of the shares plus accrued interest.

     The Dissenting Shareholder may notify Red Rock in writing of its own estimate of the fair value of its shares if it believes that the amount paid pursuant to NRS 92A.460 is less than the fair value or incorrectly calculated.

     If the demand for payment remains unsettled, Red Rock shall commence a proceeding within sixty days after receipt of the demand petitioning the court to determine the fair value. If a petition is not filed within sixty days, Red Rock shall pay to each dissenter the amount demanded. The assessment of the cost of the proceedings will be assessed against Red Rock unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTIONS

     This proxy statement/prospectus does not cover any resales of the Capitol common stock you will receive in the exchange, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.


     All shares of Capitol common stock you will receive in the exchange will be freely transferable, except that if you are deemed to be an "affiliate" of Red Rock under the Securities Act of 1933 at the time of the annual shareholders' meeting, you may resell those shares only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be affiliates of Red Rock for those purposes generally include individuals or entities that control, are controlled by, or are under common control with, Red Rock, and would not include shareholders who are not officers, directors or principal shareholders of Red Rock.


     The affiliates of Red Rock may not offer, sell or otherwise dispose of any of the shares of Capitol common stock issued to that affiliate in the exchange or otherwise owned or acquired by that affiliate:

     (1) for a period beginning 30 days prior to the exchange and continuing until financial results covering at least 30 days of post-exchange combined operations of Capitol and Red Rock have been publicly filed by Capitol; or

     (2)  in violation of the Securities Act.

                          OPINION OF FINANCIAL ADVISOR

     Red Rock has retained JMP Financial, Inc. to provide a financial fairness opinion in connection with the exchange. The Red Rock board selected JMP Financial, Inc. to act as Red Rock's financial advisor based on its qualifications, expertise and reputation. JMP Financial, Inc. has rendered its opinion, in writing, that, based upon and subject to the various considerations set forth in the opinion, the consideration to be received pursuant to the exchange by the holders of Red Rock common stock is fair from a financial point of view.


     The full text of the written opinion of JMP Financial, Inc. is attached as Annex B to this proxy statement/prospectus and sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by JMP Financial, Inc. in rendering its opinion. Red Rock shareholders are urged to, and should, read the opinion carefully and in its entirety. The opinion is directed to the Red Rock board and addresses only the fairness from a financial point of view of the consideration received pursuant to the exchange as of the date of the opinion. It does not address any other aspect of the exchange and does not constitute a recommendation to any holder of Red Rock common stock as to how to vote at the annual shareholders' meeting. The summary of the opinion of JMP Financial, Inc. set forth in this document is qualified in its entirety by reference to the full text of the opinion.


     In connection with rendering its opinion, JMP Financial, Inc. among other things:


     . reviewed audited financial statements and unaudited financial statements of Red Rock as set forth in Annex D;


     . discussed the past and current operations and financial condition and the prospects of Red Rock with senior executives of Red Rock;

     . reviewed certain publicly available financial statements and other information of Capitol;

     . discussed the past and current operations and financial condition and the prospects of Capitol with senior executives of Capitol;

     . reviewed the reported prices and trading activity for Capitol common stock;

     . compared the financial performance of Red Rock and Capitol and the prices and trading activity of Capitol common stock with that of certain other comparable publicly traded companies and their securities;

     . reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

     .    reviewed the Plan of Share Exchange; and

     . performed such other analyses and considered such other factors as JMP Financial, Inc. deemed appropriate.

     In rendering its opinion, JMP Financial, Inc. performed the following analyses:


     (1) CBCL SHARE MULTIPLES. In order to evaluate the value of CBCL share price, JMP Financial, Inc. reviewed the price-to-book value and price-to-earnings ratios ("Multiples") and performance data of publicly traded stocks of all Michigan banks, all publicly traded U.S. banks, Midwest banks of similar size to CBCL ($1 billion to $5 billion in assets) and all publicly traded banks in the nation in the $1 billion to $5 billion range. No bank or bank holding company was identical to Capitol. JMP Financial, Inc. did, however, note that the Capitol share value Multiples were generally within the range of, or below, the Multiples of comparable size banks and bank holding companies. The summary data for this analysis is presented below and demonstrates that CBCL common stock price sells at Multiples just below the aggregate averages of the various Comparable Groups. Accordingly, there is a presumption that CBCL was fairly priced in the securities market at the time of evaluation.

          COMPARABLE GROUP                 COUNT      P/BV     P/E
          $1b-$5b Assets in MW                40     182.5     15.1
          $1b-$5b Assets Natl                 85     189.6     14.9
          All Natl                           453     184.9     15.6
          All MI                              16     163.8     17.8
                                                    ------    -----
                                 Average             180.1     15.8
          CBCL                                       171.2     14.6

     P/BV AND P/E FIGURES COMPARABLE GROUPS ARE THE AVERAGE OF THE AVERAGE AND MEDIAN FOR THE ENTIRE GROUP.

     (2) CHANGE-OF-CONTROL MULTIPLES. JMP Financial, Inc. reviewed the pricing ratios in those mergers and acquisitions of banks and bank holding companies completed during the past six months for which public information was available. JMP Financial, Inc. found that the premium to book value ratios offered to selling shareholders generally ranged from 71 percent to 431 percent, with both median and average premium to book values falling between 177 percent and 193 percent. All of these transactions involved the transfer of control to the acquiring institution.

     (3) RED ROCK SHARE MULTIPLES. JMP Financial, Inc. also consulted a private database to construct several groups of banks and bank holding companies it deemed to be similar to Red Rock, considering, but not limiting its analysis to, such factors as size, financial condition and performance, geography and market performance. JMP Financial, Inc. compared the price-to-book value and price-to-earnings ratios of these comparative groups to the acquisition Multiples applicable to the proposed Red Rock exchange. There are no publicly traded banks in Nevada, no publicly traded banks in the entire southwest region with less than $250 million in assets, and only one publicly traded bank in the entire southwest region with assets below $500 million. The price-to-book multiple value to be paid to Red Rock is greater than that paid to the average or median of the aggregate group of publicly traded banks throughout the country with assets less than $250 million. However, Red Rock has sustained significant loan losses over the past year which have resulted in negative earnings in both the recent quarterly and trailing twelve months and significantly depressed 2002 earnings. As a consequence, based on actual historical earnings the P/E Multiple to be paid to Red Rock is significantly greater than any Comparative Group Average.


                                           COUNT      P/BV     P/E
          All National                       453     184.9     15.6
          All Southwest                       71     190.7     14.3
          All National < $250m assets         39     132.8     20.2
                                                    ------    -----
                                 Average             169.5     16.7
          Red Rock                                   144.2      N/A


     P/BV AND P/E FIGURES COMPARABLE GROUPS ARE THE AVERAGE OF THE AVERAGE AND MEDIAN FOR THE ENTIRE GROUP.

     (4) ILLIQUDITY. On an individual basis there are substantial differences between the financial and market condition and performance of Red Rock stock and most other institutions. In the aggregate, the most striking difference between Red Rock and the various comparative groups was liquidity. Most other commercial banks had significant positive earnings records, as opposed to a history of growing, but low earnings for Red Rock. It may be argued that Red Rock is still a maturing institution and therefore direct comparisons of earnings performance may be difficult. All of the publicly traded banks which JMP Financial, Inc. reviewed and which it defined as "small publicly traded banks" were listed on the Nasdaq National Market System. The average weekly trading volume of these institutions was about 2/5 of one percent of their outstanding stock. In other words, these institutions provided minority shareholders with reasonable liquidity. Red Rock stock, on the other hand, was not publicly traded and was virtually, illiquid. A number of historical studies and valuation practices estimate liquidity discounts in a range from 10 to 30 percent, suggesting that, ceteras paribus, the Multiples paid for Red Rock should be lower than those of comparable institutions by that margin.

     (5) NOT AN "ACQUISITION" PREMIUM. The transaction at issue may be characterized, at least casually, as an "acquisition". There is a tendency to compare the acquisition Multiples paid to Red Rock in this transaction to "acquisition" Multiples for other commercial banks as reported in the media and private database. It is important to note, however, that the "acquisition" Multiples reported in the media are for change-of-control transactions, generally for 100 percent of the acquisition stock. In this case, Red Rock is now and has been since it commenced business, an affiliate and controlled subsidiary of Capitol. CBCL was acquiring less than 50 percent of the Red Rock stock. Given that the transaction thus represented purchase of a minority position, direct comparison to change-of-control premiums, is misleading.


     (6) A MINORITY SALE. In fact, the transaction bears more of a resemblance to the sale of a minority block of stock then to a change-of-control acquisition. The most dramatic difference, as discussed above, between the exchange of minority shares and an acquisition of all of the stock of an entire institution is the "change of control". In the latter transaction, control of the acquired institution changes hands, for which the acquiring institution may pay a significant premium. In the present transaction, JMP Financial, Inc. noted that Capitol has had control of Red Rock from the outset and would not be expected to pay a "premium" for control, since it already owns control of Red Rock. Accordingly, and especially in light of the fact that the aggregate block to-be-acquired by CBCL from outsiders is only approximately 43 percent and comprised of numerous very small blocks, JMP Financial, Inc. would expect that the premium over book value to be paid by CBCL would be closer to the price paid in the sale of a minority block of stock in a small publicly traded bank. In other words, one would expect Red Rock shareholders to be paid Multiples much more similar to those paid for minority shares in Comparative Group institutions then the Multiples paid in change-of-control transactions.


     (7) JMP Financial, Inc. therefore concluded that the exchange was fair to the shareholders of Red Rock from a financial point of view.

     The opinion and presentation of JMP Financial, Inc. to the Red Rock board was one of many factors taken into consideration by Red Rock's board in making its decision to approve the exchange. The analyses as described above should not be viewed as determinative of the opinion of the Red Rock board with respect to the exchange or of whether the Red Rock board would have been willing to agree to a transaction with a different form or amount of consideration.

     The Red Rock board retained JMP Financial, Inc. based upon its qualifications, experience and expertise. JMP Financial, Inc. is a recognized investment banking and advisory firm which has special expertise in the valuation of banks.


     Under the engagement letter, JMP Financial, Inc. provided financial advisory services and a financial fairness opinion in connection with the exchange, and Red Rock agreed to pay JMP Financial, Inc. a fee of $9,000 plus out-of-pocket expenses. In addition, Red Rock has agreed to indemnify JMP Financial, Inc. and its affiliates, against certain liabilities and expenses, including certain liabilities under the federal securities laws.

     JMP Financial, Inc. has also been engaged to provide financial advisory services in connection with other pending share exchanges with other affiliates of Capitol (see "Recent Developments"). JMP Financial, Inc. has been engaged to provide financial advisory services in connection with previous share exchange transactions with other affiliates of Capitol. In total, JMP Financial, Inc. has issued fairness opinions on 12 transactions of similar structure with affiliates of Capitol. In each opinion, JMP Financial, Inc. opined that those transactions were fair from a financial point of view to the shareholders of those entities. For those engagements, through June 17, 2003, JMP Financial, Inc. was paid a total of $117,500. JMP Financial, Inc. has performed no services directly for Capitol. Further, there are no agreements between Capitol or any of its affiliates and JMP Financial, Inc. regarding future fairness opinions or other financial advisory services. JMP Finanical, Inc. is aware of no conflicts of interest that JMP Financial, Inc. has at arriving at a fairness opinion.

                                   THE CLOSING

EFFECTIVE TIME


     The exchange will be effective at 5:00 p.m., Mountain Time, on July 31, 2003, and will be closed as soon as possible after the vote at the meeting of Red Rock's shareholders. If the Plan of Share Exchange is approved, as of the effective date, each outstanding share of Red Rock common stock will be automatically converted into the right to receive Capitol common stock according to the exchange ratio.


SHARES HELD BY CAPITOL

     Shares of Red Rock common stock owned by Capitol since Capitol's organization will be unaffected by the exchange. Those shares will not be exchanged for any securities of Capitol or other consideration.

PROCEDURES FOR SURRENDER OF CERTIFICATES; FRACTIONAL SHARES

     As soon as reasonably practicable after the effective date of the exchange, Capitol or Capitol's transfer agent will send you a letter of transmittal. The letter of transmittal will contain instructions with respect to the surrender of your Red Rock stock certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     Commencing immediately after the effective date of the exchange, upon surrender by you of your stock certificates representing Red Rock shares in accordance with the instructions in the letter of transmittal, you will be entitled to receive stock certificates representing shares of Capitol common stock into which those Red Rock shares have been converted, together with a cash payment in lieu of fractional shares, if any.

     After the effective date, each certificate that previously represented shares of Red Rock stock will represent only the right to receive the shares of Capitol common stock into which shares of Red Rock stock were converted in the exchange, and the right to receive cash in lieu of fractional shares of Capitol common stock as described below.

     Until your Red Rock certificates are surrendered to Capitol or Capitol's agent, you will not be paid any dividends or distributions on the Capitol common stock into which your Red Rock shares have been converted with a record date after the exchange, and will not be paid cash in lieu of a fractional share. When those certificates are surrendered, any unpaid dividends and any cash in lieu of fractional shares of Capitol common stock payable as described below will be paid to you without interest.

     Red Rock's transfer books will be closed at the effective date of the exchange and no further transfers of shares will be recorded on the transfer books. If a transfer of ownership of Red Rock stock that is not registered in the records of Red Rock has occurred, then, so long as the Red Rock stock certificates are accompanied by all documents required to evidence and effect the transfer, as set forth in the transmittal letter and accompanying instructions, a certificate representing the proper number of shares of Capitol common stock will be issued to a person other than the person in whose name the certificate so surrendered is registered, together with a cash payment in lieu of fractional shares, if any, and payment of dividends or distributions, if any.

     No fractional share of Capitol common stock will be issued upon surrender of certificates previously representing Red Rock shares. Instead, Capitol will pay you an amount in cash determined by multiplying the fractional share interest to which you would otherwise be entitled by the Capitol share value used in determining the exchange ratio.

FEES AND EXPENSES

     Whether or not the exchange is completed, Capitol and Red Rock will each pay its own costs and expenses incurred in connection with the exchange, including the costs of (a) the filing fees in connection with Capitol's Form S-4 registration statement and this proxy statement/prospectus, (b) the filing fees in connection with any filing, permits or approvals obtained under applicable state securities and "blue sky" laws, (c) the expenses in connection with printing and mailing of the Capitol Form S-4 registration statement and this proxy statement/prospectus, and (d) all other expenses.

STOCK MARKET LISTING

     Capitol will promptly prepare and a listing application with respect to the maximum number of shares of Capitol common stock issuable to Red Rock shareholders in the exchange, and Capitol must use reasonable best efforts to obtain approval for the listing of Capitol common shares on the Nasdaq Stock Market, Inc or the New York Stock Exchange, as the case may be (see "Recent Developments").

AMENDMENT AND TERMINATION

     Capitol and Red Rock may amend or terminate the exchange at any time before or after shareholder approval of the Plan of Share Exchange. After shareholder approval of the exchange, it may not be further amended without the approval of the shareholders.

              [The remainder of this page intentionally left blank]

                            THE SHAREHOLDERS' MEETING

DATE, TIME AND PLACE


     The shareholders' meeting will be held on July 25, 2003 at Red Rock Community Bank, 10000 West Charleston, Suite 100, Las Vegas, Nevada 89135 at 9:00 a.m., local time.


MATTERS TO BE CONSIDERED AT THE SHAREHOLDERS' MEETING

     At the shareholders' meeting, holders of Red Rock common stock will vote on whether to approve the exchange. See "The Exchange". Shareholders will also vote on the election of directors of Red Rock. See "Election of Directors".

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     Holders of record of Red Rock common stock at the close of business on May 15, 2003, the record date for the shareholders' meeting, are entitled to receive notice of and to vote at the shareholders' meeting. At March 31, 2003, 800,000 shares of Red Rock common stock were issued and outstanding and held by approximately 196 holders of record. Capitol held 408,000 shares of Red Rock common stock on that date and 392,000 were held by shareholders other than Capitol.

     A majority of the shares of the Red Rock common stock (excluding shares held by Capitol) entitled to vote on the record date must be represented in person or by proxy at the shareholders' meeting in order for a quorum to be present for purposes of transacting business at the meeting. In the event that a quorum of common stock is not represented at the shareholders' meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Red Rock common stock on the record date are each entitled to one vote per share with respect to approval of the exchange at Red Rock's shareholders' meeting.

     Red Rock does not expect any other matters to come before the shareholders' meeting. However, if any other matters are properly presented at the meeting for consideration, the persons named in the enclosed form of proxy, and acting thereunder, will have discretion to vote or not vote on those matters in accordance with their best judgment, unless authorization to use that discretion is withheld. If a proposal to adjourn the meeting is properly presented, however, the persons named in the enclosed form of proxy will not have discretion to vote in favor of the adjournment proposal any shares which have been voted against the proposal(s) to be presented at the meeting. Red Rock is not aware of any matters expected to be presented at the meeting other than as described in the notice of the meeting.

VOTES REQUIRED

     Although approval of the exchange by two-thirds of the shares entitled to vote is all that is required by law, Red Rock and Capitol have agreed that approval of the exchange will require the affirmative vote of a majority of the shares of Red Rock common stock outstanding on the record date, excluding the 51% of Red Rock's shares held by Capitol. Abstentions and broker non-votes will have the same effect as a vote against the proposal to approve the exchange.

SHARE OWNERSHIP OF MANAGEMENT

     As of the close of business on March 31, 2003, the directors and executive officers of Red Rock and their affiliates were entitled to vote approximately 65,657 shares of Red Rock common stock. These shares represent approximately 8.21% of the outstanding shares of Red Rock common stock and 16.75% of Red Rock's shares held by shareholders other than Capitol. The directors and executive officers have agreed to vote their shares of Red Rock common stock in favor of the exchange.

VOTING OF PROXIES

SUBMITTING PROXIES

     You may vote by attending the shareholders' meeting and voting your shares in person at the meeting, or by completing the enclosed proxy card, signing and dating it, and mailing it in the enclosed postage pre-paid envelope. If you sign a written proxy card and return it without instructions, your shares will be voted FOR the exchange at the shareholders' meeting.

     If your shares are held in the name of a trustee, bank, broker or other record holder, you must either direct the record holder of your shares as to how to vote your shares or obtain a proxy from the record holder to vote at the shareholders' meeting.

     Shareholders who submit proxy cards should not send in any stock certificates with their proxy cards. A transmittal form with instructions for the surrender of certificates representing shares of Red Rock stock will be mailed by Capitol to former Red Rock shareholders shortly after the exchange is effective.

REVOKING PROXIES


     If you are a shareholder of record, you may revoke your proxy at any time prior to the time it is voted at the shareholders' meeting. Proxies may be revoked by written notice, including by telegram or telecopy, to the president of Red Rock, by a later-dated proxy signed and returned by mail or by attending the shareholders' meeting and voting in person. Attendance at Red Rock's annual shareholders' meeting will not in and of itself constitute a revocation of a proxy. Any written notice of a revocation of a proxy must be sent so as to be delivered before the taking of the vote at the shareholders' meeting to:


                             Red Rock Community Bank
                        10000 West Charleston, Suite 100
                             Las Vegas, Nevada 89135
                       Attn: Thomas C. Mangione, President

     If you require assistance in changing or revoking a proxy, you should contact Thomas Mangione at the address above or at phone number (702) 948-7500.

GENERAL INFORMATION

     Brokers who hold shares in street name for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote on non-routine matters, such as the proposal to be voted on at the shareholders' meeting, unless they receive specific instructions from the customer. These so-called broker non-votes will have the same effect as a vote against the exchange.

     Abstentions may be specified on all proposals. If you submit a proxy with an abstention, you will be treated as present at the shareholders' meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. An abstention will have the same effect as a vote against the exchange.

SOLICITATION OF PROXIES; EXPENSES

     Capitol or Red Rock will pay the cost of solicitation of proxies. In addition to solicitation by mail, the directors, officers and employees of Red Rock may also solicit proxies from shareholders by telephone, telecopy, telegram or in person.

                        COMPARISON OF SHAREHOLDER RIGHTS

     As a result of the exchange, holders of shares of Red Rock stock will become holders of shares of Capitol common stock. This comparison of shareholder rights is not intended to be complete and is qualified by reference to the Nevada Revised Statutes, as well as to Red Rock's articles of incorporation and by-laws and the Michigan Business Corporation Act as well as to Capitol's articles of incorporation and by-laws, (copies of which are on file with the SEC).

     The following summary compares various rights, privileges and restrictions applicable to shareholders of Red Rock and Capitol:

                                                  -----------------------------------------------------------------------
                                                              RED ROCK                              CAPITOL
-------------------------------------------------------------------------------------------------------------------------
Authorized Capital Stock                                     1,000,000                             25,000,000
-------------------------------------------------------------------------------------------------------------------------
Preemptive Rights                                               None                                  None
-------------------------------------------------------------------------------------------------------------------------
Quorum Requirements                                           Majority                              Majority
-------------------------------------------------------------------------------------------------------------------------
Special Meetings of Stockholders                   Called by CEO, majority of the        Called by CEO, majority of the
                                                       board or shareholders                 board or shareholders
                                                   representing 25% of the shares        representing 25% of the shares
                                                          entitled to vote                      entitled to vote
-------------------------------------------------------------------------------------------------------------------------
Stockholder Action by Written Consent                    Yes, if unanimous                     Yes, if unanimous
-------------------------------------------------------------------------------------------------------------------------
Inspection of Voting List of Stockholders          Inspector may be appointed by         Inspector may be appointed by
                                                      the Board, by the person              the Board, by the person
                                                     presiding at shareholders'            presiding at shareholders'
                                                   meeting or by the request of a        meeting or by the request of a
                                                            shareholder                           shareholder
-------------------------------------------------------------------------------------------------------------------------
Classification of the Board of Directors                         No                                    No
-------------------------------------------------------------------------------------------------------------------------
Election of the Board of Directors                    Annually by shareholders              Annually by shareholders
-------------------------------------------------------------------------------------------------------------------------
Cumulative Voting                                                No                                    No
-------------------------------------------------------------------------------------------------------------------------
Number of Directors                                             5-25                                  5-25
-------------------------------------------------------------------------------------------------------------------------
Removal of Directors                                    By a majority of the                  By a majority of the
                                                    outstanding shares of stock           outstanding shares of stock
-------------------------------------------------------------------------------------------------------------------------
Vacancies on the Board of Directors                May be filled by a majority of        May be filled by a majority of
                                                       the Board of Directors                the Board of Directors
-------------------------------------------------------------------------------------------------------------------------
Liability of Directors                               Eliminated to the fullest             Eliminated to the fullest
                                                       extent provided by law                extent provided by law
-------------------------------------------------------------------------------------------------------------------------
Indemnification of Directors, Officers,
  Employees or Agents                                           Yes                                   Yes
-------------------------------------------------------------------------------------------------------------------------
Amendments to Articles of Incorporation                 By a majority of the                  By a majority of the
                                                         outstanding shares                    outstanding shares
-------------------------------------------------------------------------------------------------------------------------
Amendments to Bylaws                                  By majority of directors              By majority of directors
-------------------------------------------------------------------------------------------------------------------------
Appraisal/Dissenters' Rights                          Nevada law provides for
                                                         dissenters' rights                            No
-------------------------------------------------------------------------------------------------------------------------

                   DESCRIPTION OF THE CAPITAL STOCK OF CAPITOL

     Capitol's Articles of Incorporation, as amended to date, authorize the issuance of up to 25,000,000 shares of common stock, without par value. Capitol's articles of incorporation do not authorize the issuance of any other class of stock. As of March 31, 2003, 11,737,860 shares of common stock were outstanding. UMB Bank, n.a., serves as transfer agent and registrar for Capitol's common stock.

     Michigan law allows Capitol's board of directors to issue additional shares of stock up to the total amount of common stock authorized without obtaining the prior approval of the shareholders.

     Capitol's board of directors has authorized the issuance of the shares of common stock as described in this proxy statement/prospectus. All shares of common stock offered will be, when issued, fully paid and nonassessable.

     The following summary of the terms and provisions of the common stock does not purport to be complete and is qualified in its entirety by reference to Capitol's articles of incorporation, as amended, a copy of which is on file with the SEC, and to the Michigan Business Corporation Act ("MBCA").

RIGHTS OF COMMON STOCK

     All voting rights are vested in the holders of shares of common stock. Each share of common stock is entitled to one vote. The shares of common stock do not have cumulative voting rights, which means that a stockholder is entitled to vote each of his or her shares once for each director to be elected at any election of directors and may not cumulate shares in order to cast more than one vote per share for any one director. The holders of the common stock do not have any preemptive, conversion or redemption rights. Holders of common stock are entitled to receive dividends if and when declared by Capitol's board of directors out of funds legally available. Under Michigan law, dividends may be legally declared or paid only if after the distribution the corporation can pay its debts as they come due in the usual course of business and the corporation's total assets equal or exceed the sum of its liabilities. In the event of liquidation, the holders of common stock will be entitled, after payment of amounts due to creditors and senior security holders, to share ratably in the remaining assets.

SHARES AVAILABLE FOR ISSUANCE

     The availability for issuance of a substantial number of shares of common stock at the discretion of the board of directors provides Capitol with the flexibility to take advantage of opportunities to issue additional stock in order to obtain capital, as consideration for possible acquisitions and for other purposes (including, without limitation, the issuance of additional shares through stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of common stock, except as described in this proxy statement/prospectus and for the shares of common stock reserved for issuance under Capitol's stock option program.

     Uncommitted authorized but unissued shares of common stock may be issued from time to time to persons and in amounts the board of directors of Capitol may determine and holders of the then outstanding shares of common stock may or may not be given the opportunity to vote thereon, depending upon the nature of those transactions, applicable law and the judgment of the board of directors of Capitol regarding the submission of an issuance to or vote by Capitol's shareholders. As noted, Capitol's shareholders have no preemptive rights to subscribe to newly issued shares.

     Moreover, it will be possible that additional shares of common stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Capitol more difficult, time consuming or costly or would otherwise discourage an attempt to acquire control of Capitol. Under such circumstances, the availability of authorized and unissued shares of common stock may make it more difficult for shareholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of Capitol by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the board of directors of Capitol in opposing such an attempt by a third party to gain control of Capitol. The issuance of new shares of common stock could also be used to dilute ownership of a person or entity seeking to obtain control of Capitol. Although Capitol does not currently contemplate taking that action, shares of Capitol common stock could be issued for the purposes and effects described above, and the board of directors reserves its rights (if consistent with its fiduciary responsibilities) to issue shares for such purposes.

CAPITOL'S PREFERRED SECURITIES

     Capitol has issued debentures to Capitol Trust I, a Delaware business trust subsidiary of Capitol. Capitol Trust I purchased the debentures with the proceeds of preferred securities (which, through June 23, 2003, were traded on the Nasdaq National Stock Market under the symbol "CBCLP"; after June 23, 2003, such securities are listed on NYSE under the symbol CBCPrA"). Capitol also has additional trust-preferred securities which were private placed. Capitol has guaranteed the preferred securities. The documents governing these securities, including the indenture under which the debentures were issued, restrict Capitol's right to pay a dividend on its common stock under certain circumstances and give the holders of the preferred securities preference on liquidation over the holders of Capitol's common stock. Specifically, Capitol may not declare or pay a cash dividend on its common stock if (a) an event of default has occurred as defined in the indenture, (b) Capitol is in default under its guarantee, or (c) Capitol has exercised its right under the debentures and the preferred securities to extend the interest payment period. In addition, if any of these conditions have occurred and until they are cured, Capitol is restricted from redeeming or purchasing any shares of its common stock except under very limited circumstances. Capitol's obligation under the debentures, the preferred securities and the guarantee approximates $61 million at an average interest rate currently approximating 7% per annum, payable quarterly.

ANTI-TAKEOVER PROVISIONS

     In addition to the utilization of authorized but unissued shares as described above, the MBCA contains other provisions which could be utilized by Capitol to impede efforts to acquire control of Capitol. Those provisions include the following:

     CONTROL SHARE ACQUISITIONS. The MBCA contains an article intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. These provisions regulate the acquisition of "control shares" of large public Michigan corporations.

     The act establishes procedures governing "control share acquisitions." A control share acquisition is defined as an acquisition of shares by an acquirer which, when combined with other shares held by that person or entity, would give the acquirer voting power at or above any of the following thresholds: 20%, 33-1/3% or 50%. Under that act, an acquirer may not vote "control shares" unless the corporation's disinterested shareholders vote to confer voting rights on the control shares. The acquiring person, officers of the target corporation, and directors of the target corporation who are also employees of the corporation are precluded from voting on the issue of whether the control shares shall be accorded voting rights. The act does not affect the voting rights of shares owned by an acquiring person prior to the control share acquisition.

     The act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the act confers dissenters' rights upon all of a corporation's shareholders except the acquiring person.

     The act applies only to an "issuing public corporation." Capitol falls within the statutory definition of an "issuing public corporation." The act automatically applies to any "issuing public corporation" unless the corporation "opts out" of the statute by so providing in its articles of incorporation or bylaws. Capitol has not "opted out" of the provisions of the act.

     FAIR PRICE ACT. Certain provisions of the MBCA establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The act provides that a super majority vote of 90% of the shareholders and no less than two-thirds of the votes of non-interested shareholders must approve a "business combination." The act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an "interested shareholder" or certain "affiliates." An "interested shareholder" is generally any person who owns 10% or more of the outstanding voting shares of the company. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

     As of March 31, 2003 Capitol's management beneficially owned (including immediately exercisable stock options and warrants) control of approximately 28.89% of Capitol's outstanding common stock. It is now unknown what percentage will be owned by management upon completion of the exchange. If management's shares are voted as a block, management will be able to prevent the attainment of the required supermajority approval.

     The supermajority vote required by the act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that: (i) the purchase price to be paid for the shares of the company is at least equal to the greater of (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (ii) once a person has become an interested shareholder, the person must not become the beneficial owner of any additional shares of the company except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

     The requirements of the act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

              [The remainder of this page intentionally left blank]

                       WHERE YOU CAN FIND MORE INFORMATION


     Capitol has filed a registration statement on Form S-4 to register with the SEC the Capitol common stock to be issued to Red Rock shareholders in the exchange. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Capitol in addition to being a proxy statement of Red Rock for the annual meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.


     In addition, Capitol files reports, proxy statements and other information with the SEC under the Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

          Public Reference Room          Chicago Regional Office Citicorp Center
          450 Fifth Street, N.W.         500 West Madison Street
          Room 1024                      Suite 1400
          Washington, D.C. 20549         Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Capitol, who file electronically with the SEC. The address of that site is www.sec.gov. You can also inspect reports, proxy statements and other information about Capitol at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The SEC allows Capitol to "incorporate by reference" the information it files with the SEC. This permits Capitol to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this proxy statement/prospectus. Capitol incorporates by reference the following documents that have been filed with the SEC:

        Capitol Bancorp Ltd. SEC Filings
               (File No. 0-18461)                            Period
     ---------------------------------------     -------------------------------
     o    Quarterly Report on Form 10-Q          Quarter ended March 31, 2003

     o    Proxy Statement on Schedule 14A        Annual Meeting Held May 8, 2003

     o    Annual Report on Form 10-K             Year ended December 31, 2002

     o    Registration Statement on Form 8-A     Filed April 19, 1990
          filed April 19, 1990

     In addition, all subsequent documents filed with the SEC by Capitol pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/ prospectus shall be deemed to be incorporated by reference into this proxy statement/prospectus and to be a part hereof from the date of filing such documents. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus or another such document shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or another such document or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified superseded, to constitute a part of this proxy statement/prospectus.

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY JULY 15, 2003 TO RECEIVE THEM BEFORE THE SHAREHOLDERS' MEETING. If you request exhibits to any incorporated documents from us, Capitol will mail them to you by first class mail, or another equally prompt means, within one business day after Capitol receives your request.

     No one has been authorized to give any information or make any representation about Red Rock, Capitol or the exchange, that differs from, or adds to, the information in this document or in documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

     If you are in a jurisdiction where it is unlawful to offer to exchange, or to ask for offers of exchange, the securities offered by this proxy statement/prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this proxy statement/prospectus does not extend to you.

     The information contained in this proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies. Information in this document about Capitol has been supplied by Capitol, and information about Red Rock has been supplied by Red Rock.

                                  LEGAL MATTERS

     Certain legal matters relating to the validity of the shares of Capitol common stock offered by this proxy statement/prospectus will be passed upon for Capitol by Brian English, Capitol's General Counsel. Certain federal income tax matters relating to the exchange will be passed upon for Capitol by Miller, Canfield, Paddock and Stone, PLC.

                                     EXPERTS

     The consolidated financial statements of Capitol attached and incorporated by reference in this proxy statement/prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, appearing elsewhere herein and incorporated herein by reference, and is attached and incorporated herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Red Rock attached to this proxy statement/prospectus as Annex D have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods stated in their report, which is attached as part of Annex D, and included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                                     ANNEX A

                             PLAN OF SHARE EXCHANGE


     THIS PLAN OF SHARE EXCHANGE ("Plan") is entered into effective May 16, 2003 between and among CAPITOL BANCORP LIMITED, a Michigan corporation ("Capitol") and the SHAREHOLDERS of RED ROCK COMMUNITY BANK ("Red Rock").


                                 R E C I T A L S

     A. Red Rock is a Nevada banking corporation which commenced the business of banking November 29, 1999.

     B. Capitol is the holder of 408,000 shares (51%) of the duly issued and outstanding common stock of Red Rock ("Red Rock common stock").

     C. Red Rock common stock is privately held and not traded in any public market.

     D. Capitol's common stock ("Capitol common stock") is traded on the National Market System of the Nasdaq Stock Market, Inc.

     E. Red Rock's Board of Directors has determined that it would be in the best interest of Red Rock's stockholders to exchange their shares of stock in Red Rock for shares of Capitol common stock as described in this Plan, and Capitol is willing to make an exchange on those terms.

     The parties adopt this Plan as of the effective date.

     1. THE EXCHANGE. Each shareholder who holds Red Rock common stock will exchange his, her or their shares of Red Rock common stock for shares of Capitol common stock according to an exchange ratio determined as follows:

          RED ROCK SHARE VALUE. The value of each share of Red Rock common stock shall be $15.741279.

          CAPITOL SHARE VALUE. The share value of each share of Capitol common stock shall be $20.916, the average of the closing prices of Capitol's common stock for the month ended March 31, 2003, as reported by the Nasdaq Stock Market, Inc.

          EXCHANGE RATIO. The exchange ratio will be determined by dividing the Red Rock Share Value by the Capitol Share Value.

     Each Red Rock shareholder (except Capitol) will receive shares of Capitol common stock in exchange for his, her or their Red Rock common stock calculated by multiplying the number of shares of Red Rock common stock held by the shareholder by the exchange ratio. Any fractional shares will be paid in cash. .

     2. APPROVALS NECESSARY. The following approvals will be necessary prior to the Plan becoming effective:

          a. The Board of Directors of Red Rock shall have approved and adopted the Plan.

          b. The Board of Directors of Capitol shall have approved and adopted the Plan.

          c. A majority of the common stock of Red Rock (exclusive of the shares held by Capitol) shall have been voted to approve and adopt the Plan at a meeting of the shareholders called for that purpose.

          d. The Securities and Exchange Commission shall have declared effective the Registration Statement registering the shares of stock of Capitol common stock to be issued in the exchange.

     3. FAIRNESS OPINION. The Board of Directors of Red Rock shall have secured the opinion of a recognized firm of financial advisors that the share exchange is fair from a financial point of view to the shareholders of Red Rock.

     4. TAX OPINION. Miller, Canfield, Paddock and Stone, PLC, shall have issued its legal opinion that the share exchange will constitute a reorganization within the means of Section 368 of the Internal Revenue Code of 1986, as amended, and that the exchange shall not be a taxable event to the shareholders of Red Rock (except to the extent of cash received in lieu of fractional shares).

     5. SURRENDER OF CERTIFICATES. Each shareholder of Red Rock common stock shall surrender to Capitol his, her or their certificate(s) for shares of Red Rock common stock. Capitol shall direct its transfer agent, UMB Bank, n.a., to issue certificate(s) of Capitol common stock to be issued in the exchange. Certificate(s) of Capitol common stock shall be issued and registered in the same name as the shares of Red Rock common stock surrendered in exchange therefor, and shall thereafter be transferable in the same manner as otherwise provided for Capitol common stock. Shareholders of Red Rock will not be paid dividend payments, if any, paid by Capitol until such time as their certificates have been exchanged. Any such withheld dividend payment will be paid upon exchange of the certificate(s).

     6. NEW RED ROCK CERTIFICATE. Red Rock shall issue its certificate registering in the name of Capitol all shares of stock now registered to shareholders other than Capitol.

                                     ANNEX B

JMP FINANCIAL, INC.
753 GRAND MARAIS
GROSSE POINTE PARK, MI 48230
TEL/FAX (313) 824-1711


                                  June 25, 2003


Board of Directors
Red Rock Community Bank
10000 West Charleston, Suite 100
Las Vegas, Nevada 89135

Ladies and Gentlemen:


     We have examined the proposed Plan of Share Exchange (the "Agreement") dated May 16, 2003, to be entered into between Capitol Bancorp Limited, a Michigan Corporation ("CBCL") and the shareholders (the "Shareholders") of Red Rock Community Bank ("Red Rock"), a Nevada Corporation by which CBCL shall acquire from the Shareholders their outstanding shares of Red Rock, not already owned by CBCL, in exchange for shares of CBCL (the "Exchange").

     The terms of the transaction contemplated by the Agreement provide that each share of Red Rock's common stock, not already owned by CBCL, and issued and outstanding as of July 31, 2003 (the "Effective Date") shall be exchanged, pursuant to the Exchange Ratio specified in the Agreement, into shares of CBCL. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange.


     JMP Financial, Inc. ("JMP"), as a regular part of its investment banking business, is engaged in the valuation of the securities of commercial and savings banks as well as the holding companies of commercial and savings banks in connection with mergers, acquisition, and divestitures, and for other purposes.

     In connection with this engagement and rendering this opinion, we reviewed materials deemed necessary and appropriate by us under the circumstances, including:

     o Audited consolidated financial statements of Red Rock and CBCL for the years ended December 31, 2002, 2001 and 2000, as available;
     o Unaudited financial statements of Red Rock for the period ended March 31, 2003;
     o Certain unaudited internal financial information concerning the capital ratios of Red Rock;
     o    Publicly available information concerning CBCL;
     o Publicly available information with respect to certain other bank holding companies, which we deemed, appropriate, including competitors of CBCL and Red Rock;
     o Publicly available information with respect to the nature and terms of certain other transactions which we consider relevant;
     o    The Agreement;
     o Reviewed certain historical market prices and trading volumes of Red Rock's and CBCL's common stock to the extent reasonably available. As to Red Rock, such review was limited to its initial offering of common stock.

Page Two
Board of Directors
Red Rock Community Bank
June 25, 2003


     We have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial statements and other information reviewed by us for the purposes of the opinion expressed herein. We have not made an independent evaluation or appraisal of the assets and liabilities of Red Rock or CBCL or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal, except as referenced above. Additionally, we are not experts in the evaluation of reserves for loan losses, and we have not reviewed any individual credit files. For purposes of this opinion, we have assumed that CBCL's and Red Rock's loan loss reserves are adequate in all material respects and that, in the aggregate, other conditions at CBCL and Red Rock are satisfactory and this opinion is conditioned upon such assumption. We have also assumed that there has been no material change in Red Rock's or CBCL's assets, financial condition, results of operations, business, or prospects since the date of the last financial statements made available to us for Red Rock and CBCL, respectively. This opinion is necessarily based on economic, market and other conditions in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the opinion and that JMP does not have any litigation to update, revise or reaffirm it.

     The opinion expressed herein is being rendered to the Board of Directors of Red Rock for its use in evaluation of the proposed transaction, assuming the transaction is consummated upon the terms set forth in the Agreement.

     Based upon the terms and conditions of the Exchange and the current market value of CBCL's common stock, and based further upon such other considerations as we deem relevant, JMP is, subject to the foregoing, of the opinion on the date hereof, that the consideration to be received by the Shareholders in the Exchange would be fair from a financial point of view if the transaction contemplated by the Agreement is in fact consummated pursuant to the terms thereof.

                                        Sincerely,

                                        /s/ John Palffy

                                        John Palffy
                                        President
                                        JMP Financial, Inc.

                                     ANNEX C

               OPINION OF MILLER, CANFIELD, PADDOCK AND STONE, PLC


                                  June 25, 2003


Capitol Bancorp Limited
200 Washington Square North, 4th Floor
Lansing, Michigan  48933

     Re: Federal Tax Consequences of Plan of Share Exchange

Gentlemen:


     We have acted as special counsel to Capitol Bancorp Limited ("Capitol") in connection with the Plan of Share Exchange (the "Plan") between Capitol and the shareholders of Red Rock Community Bank ("Red Rock") dated as of May 16, 2003.


     Capitol has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-4 (the "Registration Statement"), with respect to the common shares of Capitol to be issued to holders of shares of common stock of Red Rock in connection with the Plan. In addition, Capitol has prepared, and we have reviewed, a Proxy Statement/Prospectus which is contained in and made a part of the Registration Statement (the "Proxy Statement"). In rendering our opinion, we have relied upon the facts stated in the Proxy Statement, the representations provided to us by Capitol and Red Rock, as summarized below, and upon such other documents as we have deemed appropriate, including the information about Capitol and Red Rock referenced in the Proxy Statement.

     We have assumed that (i) all parties to the Plan, and to any other documents reviewed by us, have acted, and will act, in accordance with the terms of the Plan, (ii) all facts, information, statements and representations qualified by the knowledge and/or belief of Capitol and/or Red Rock will be complete and accurate as of the effective date of the Plan as though not so qualified, (iii) the Plan will be consummated pursuant to the terms and conditions set forth in the Plan without the waiver or modification of any such terms and conditions, and (iv) the Plan will be authorized by and will be effected pursuant to applicable state law. We have also assumed that each Red Rock shareholder holds the shares of Red Rock common stock to be surrendered under the Plan as a capital asset.

     This opinion does not address the specific tax consequences that may be relevant to a particular shareholder receiving special treatment under some federal income tax laws, including: (i) banks; (ii) tax-exempt organizations;
(iii) insurance companies; (iv) dealers in securities or foreign currencies; (v) Red Rock shareholders, if any, who received their Red Rock common stock through the exercise of employee stock options or otherwise as compensation; (vi) Red Rock shareholders who are not U.S. persons; and (vii) Red Rock shareholders who hold Red Rock common stock as part of a hedge, straddle, or conversion transaction.

     Our opinion also does not address any consequences arising under the laws of any state, locality, or foreign jurisdiction. No rulings have been or will be sought from the Internal Revenue Service regarding any matters relating to the exchange.

Capitol Bancorp Limited
June 25, 2003
Page 2


     Our opinion is predicated on the accuracy of the following representations provided to us by Capitol:

     1. The fair market value of the Capitol common stock to be received by the Red Rock shareholders will be approximately equal to the fair market value of the Red Rock common stock surrendered under the Plan.

     2. Capitol has no plan or intention to liquidate Red Rock; to merge Red Rock into another corporation; to cause Red Rock to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of any of the Red Rock common stock acquired in the transaction.

     3. Capitol has no plan or intention to reacquire any of its common stock issued under the Plan.

     4. Capitol, Red Rock, and the shareholders of Red Rock will pay their respective expenses, if any, incurred in connection with the Plan.

     5. The only consideration that will be received by the shareholders of Red Rock for their common stock of Red Rock is voting common stock of Capitol. Further, no liabilities of Red Rock or any Red Rock shareholder will be assumed by Capitol, nor will any of the Red Rock stock acquired by Capitol be subject to any liabilities.

     6. Capitol will not own as of immediately before the effective date of the Plan, directly or indirectly, any Red Rock common stock other than the Red Rock common stock first acquired by Capitol upon the formation of Red Rock in November of 1999.

     7. Capitol will not make any cash payments, directly or indirectly, to dissenting shareholders of Red Rock, nor will Capitol, directly or indirectly, reimburse Red Rock for any payments made by Red Rock to dissenting shareholders.

     8. Any cash payment made by Capitol to Red Rock shareholders in lieu of fractional shares of Capitol is solely for the purpose of avoiding the expense and inconvenience to Capitol of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid under the Plan to the Red Rock shareholders instead of issuing fractional shares of Capitol common stock will not exceed one percent of the total consideration that will be issued under the Plan to the Red Rock shareholders in exchange for their Red Rock common stock. The fractional share interests of each Red Rock shareholder will be aggregated and no Red Rock shareholder will receive cash in an amount greater to or greater than the value of one full share of Capitol common stock.

     9. Capitol is not an investment company as defined in Section 368(a)(2)(F)(iii) or (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

     10. The Plan will be consummated in compliance with the material terms contained in the Registration Statement, none of the material terms and conditions therein have been or will be waived or modified and Capitol has no plan or intention to waive or modify any such material condition.

Capitol Bancorp Limited
June 25, 2003
Page 3


     Our opinion is also predicated on the accuracy of the following representations provided to us by Red Rock:

     1. The Plan will be consummated in compliance with the material terms contained in the Registration Statement, none of the material terms and conditions therein have been or will be waived or modified and Red Rock has no plan or intention to waive or modify any such material condition.

     2. The fair market value of the Capitol common stock to be received by the Red Rock shareholders will be approximately equal to the fair market value of the Red Rock common stock surrendered under the Plan.

     3. Red Rock has no plan or intention to issue additional shares of its stock that would result in Capitol losing "control" of Red Rock within the meaning of Section 368(c) of the Code.

     4. Capitol, Red Rock, and the shareholders of Red Rock will pay their respective expenses, if any, incurred in connection with the Plan.

     5. Red Rock has only one class of stock authorized, being voting common stock. At the time the Plan is executed, Red Rock will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire any stock in Red Rock.

     6. Following the execution of the Plan, Red Rock will continue its historic business or use a significant portion of its historic business assets in a business.

     7. Red Rock is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     8. Red Rock will pay any dissenting shareholders the value of their stock out of its own funds.

     9. On the effective date of the Plan, the fair market value of the assets of Red Rock will exceed the sum of its liabilities plus, the liabilities, if any, to which the assets are subject.

     Based upon and subject to the foregoing, and subject to the qualifications, limitations, representations and assumptions contained in the portion of the Proxy Statement captioned "Material Federal Income Tax Consequences" and incorporated by reference in this opinion, we are of the opinion that:

          1) The exchange will qualify as a reorganization within the meaning of
Section 368(a)(1)(B) of the Code;

          2) No gain or loss will be recognized by the shareholders of Red Rock who exchange their Red Rock common stock solely for Capitol common stock (except with respect to cash received instead of fractional shares of Capitol common stock);

          3) The aggregate tax basis of the Capitol common stock received by Red Rock shareholders who exchange all of their Red Rock common stock for Capitol common stock in the exchange will be the same as the aggregate tax basis of the Red Rock common stock surrendered in the exchange (reduced by any adjusted basis allocable to a fractional share of Capitol common stock for which cash is received);

Capitol Bancorp Limited
June 25, 2003
Page 4


          4) The holding period of the Capitol common stock received by a former shareholder of Red Rock will include the holding period of shares of Red Rock common stock surrendered in the exchange; and

          5) A holder of Red Rock common stock who receives a cash payment instead of a fractional share of Capitol common stock will recognize capital gain or loss to the extent such cash payment is treated pursuant to Section 302 of the Code as made in exchange for the fractional share. Such gain or loss will be equal to the difference between the cash amount received and the portion of the holder's adjusted basis in shares of Red Rock common stock allocable to the fractional share, and such gain or loss will be long-term capital gain or loss for federal income tax purposes if the holder's holding period in the Red Rock common stock satisfies the long-term holding period requirement.

     No opinion is expressed on any matters other than those specifically stated. This opinion is furnished to you for use in connection with the Registration Statement and may not be used for any other purpose without our prior express written consent. We hereby consent to the inclusion of this opinion as an appendix to the Proxy Statement and to the use of our name in that portion of the Proxy Statement captioned "Material Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                    Very truly yours,

                                    /s/ Miller, Canfield, Paddock and Stone, PLC

                                    Miller, Canfield, Paddock and Stone, PLC

                                     ANNEX D

             FINANCIAL INFORMATION REGARDING RED ROCK COMMUNITY BANK


Management's discussion and analysis of financial condition
  and results of operations..................................................D-2

Condensed interim financial statements as of and for the three months ended March 31, 2003 and 2002 (unaudited)...........................D-5

Audited financial  statements as of and for the years ended
  December 31, 2002, 2001 and 2000..........................................D-11

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
                             RED ROCK COMMUNITY BANK
   PERIODS ENDED MARCH 31, 2003 AND 2002 AND DECEMBER 31, 2002, 2001 AND 2000

FINANCIAL CONDITION
Red Rock Community Bank is engaged in commercial banking activities from its two locations in Las Vegas, Nevada. From its inception in November 1999, the Bank provides a full array of banking services, principally loans and deposits, to entrepreneurs, professionals and other high net worth individuals in its community.

Total assets approximated $110.3 million at March 31, 2003, an increase from $96.9 million at December 31, 2002. The Bank's total assets approximated $85.0 million at year-end 2001.

Total portfolio loans approximated $82.0 million at March 31, 2003, an increase of approximately $1.8 million from the $80.2 million level at December 31, 2002. At December 31, 2001, total portfolio loans approximated $67.1 million. Portfolio loan growth since inception has been significant. Commercial loans approximated 95% of total portfolio loans at March 31, 2003, consistent with the Bank's emphasis on commercial lending activities.

The allowance for loan losses at March 31, 2003 approximated $1.8 million or 2.23% of total portfolio loans, an increase over the year-end 2002 ratio of 1.50%. The 2003 increase in the allowance ratio related to lingering asset quality concerns associated with 2002 loan charge-offs discussed below.

The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses inherent in the loan portfolio at the balance sheet date. Management's determination of the adequacy of the allowance is based on evaluation of the portfolio (including volume, amount and composition, potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, loan commitments outstanding and other factors.

Net loan charge-offs totaled $115,000 for the three-month 2003 period compared with $97,000 in the corresponding 2002 period. Net loan charge-offs totaled $1.8 million for the year ended December 31, 2002. A significant portion of the 2002 charge-offs related to three customer relationships for which a $1.4 million provision for loan losses and charge-offs were recorded in November, 2002. There were no loan charge-offs in 2001, 2000 or 1999.

The Bank's growth has been funded primarily by deposits, most of which are interest-bearing. Total deposits approximated $101.4 million at March 31, 2003, an increase of approximately $13.4 million from the $88.0 million level at December 31, 2002. Deposits increased significantly in 2002 from the $75.9 million level at the beginning of the year.

The Bank emphasizes obtaining noninterest-bearing deposits as a means to reduce its cost of funds. Noninterest-bearing deposits approximated $24.5 million at March 31, 2003 or about 24.2% of total deposits, a decrease of approximately $500,000 from December 31, 2002. Noninterest-bearing deposits fluctuate significantly from day to day, depending upon customer account activity.

Stockholders' equity approximated $8.7 million at March 31, 2003 or approximately 7.9% of total assets. Capital adequacy is discussed elsewhere in this narrative.

RESULTS OF OPERATIONS
The Bank's net loss for the three months ended March 31, 2003 approximated $106,000, compared with net income of $210,000 in the corresponding 2002 period.

Net income for the year ended December 31, 2002 was $170,000 compared with $709,000 in 2001. 2000 represented the Bank's first full calendar year of operations, with a net income of $190,000, compared to a net loss of $269,000 in the brief 1999 period.

The principal source of operating revenues is interest income. Total interest income for the three months ended March 31, 2003 approximated $1.6 million, compared with $1.4 million in the three month 2002 period. For the year ended December 31, 2002, total interest income approximated $6.2 million, compared with $5.5 million in 2001 and $3.1 million in 2000. Although the yields on earning assets, principally loans, have decreased during these periods, interest income has continued to increase as the high rate of loan growth has more than offset the lower interest rates.

Interest expense on deposits has also changed significantly during these periods, consistent with changes in interest rates and the growth in the interest-bearing deposits. Total interest expense approximated $446,000 for the three months ended March 31, 2003, compared with $527,000 for the three-month 2002 period. For the year ended December 31, 2002, total interest expense approximated $2.0 million, compared with $2.3 million in 2001 and $1.1 million in 2000. Interest rates on deposits have decreased significantly since December 31, 2001, which has caused interest expense to decrease despite increases in the levels of interest-bearing deposits.

Net interest income approximated $1.2 million for the three months ended March 31, 2003, compared with $886,000 for the 2002 corresponding period. Net interest income for the year ended December 31, 2002 approximated $4.3 million, significantly more than the $3.1 million in 2001 and $2.0 million in 2000.

Provisions for loan losses were $745,000 and $53,000 for the three months ended March 31, 2003 and 2002, respectively ($2.0 million for the year ended December 31, 2002, $422,000 in 2001 and $430,000 in 2000). The amount of the provision for loan losses in 2001 and 2000 related primarily to loan growth. Increases in the year 2002 and in the interim 2003 period resulted from changes in asset quality and loan losses. The provision for loan losses is based upon amounts necessary to maintain the allowance for loan losses based on management's analysis of allowance requirements discussed previously.

Noninterest income has increased consistently during the Bank's period of existence. Total noninterest income approximated $140,000 for the three months ended March 31, 2003 ($111,000 in the corresponding period in 2002) and approximated $502,000 for the year ended December 31, 2002 ($316,000 in 2001 and $64,000 in 2000).

Noninterest expenses have increased significantly during the period of the Bank's existence. Total noninterest expense approximated $726,000 for the three months ended March 31, 2003, compared with $626,000 for the corresponding 2002 period. For the year ended December 31, 2002, total noninterest expense approximated $2.5 million, compared with $1.9 million in 2001 and $1.4 million in 2000.

The principal component of noninterest expense is salaries and employee benefits which has increased during these periods based upon the increased staffing required to serve customers and to facilitate growth.

LIQUIDITY AND CAPITAL RESOURCES
The principal funding source for asset growth and loan origination activities is deposits. Changes in deposits and loans were previously discussed in this narrative. Most of the deposit growth since inception has been deployed into commercial loans, consistent with the Bank's emphasis on commercial lending activities.

Cash and cash equivalents approximated $17.2 million at March 31, 2003, compared with $9.9 million at December 31, 2002 and $13.8 million at December 31, 2001. As liquidity levels vary continuously based upon customer activities, amounts of cash and cash equivalents can vary widely at any given point in time. Management believes the Bank's liquidity position at March 31, 2003 is adequate to fund loan demand and to meet depositor needs.

In addition to cash and cash equivalents, a source of long-term liquidity is the Bank's portfolio of marketable investment securities. Liquidity requirements have not historically necessitated the sale of investments in order to meet liquidity needs. The Bank also has not engaged in active trading of its investments and has no intention of doing so in the foreseeable future. At March 31, 2003 and December 31, 2002, the Bank had approximately $11.1 million and $6.8 million, respectively, of investment securities classified as available for sale which can be utilized to meet various liquidity needs as they arise.

All banks are subject to a complex series of capital ratio requirements which are imposed by state and federal banking agencies. In the case of Red Rock Community Bank, as a young bank, it is subject to a more restrictive requirement than is applicable to most banks inasmuch as the Bank must maintain a capital-to-asset ratio of not less than 8% for its first three years of operation. In the opinion of management, the Bank meets or exceeds regulatory capital requirements to which it is subject.

IMPACT OF NEW ACCOUNTING STANDARDS
There are certain new accounting standards either becoming effective or being issued in 2003. They are discussed in Note B of the accompanying interim financial statements.

              (The remainder of this page intentionally left blank)

                             RED ROCK COMMUNITY BANK


                     CONDENSED INTERIM FINANCIAL STATEMENTS

                   THREE MONTHS ENDED MARCH 31, 2003 AND 2002

BALANCE SHEETS

RED ROCK COMMUNITY BANK

                                                                          March 31       December 31
                                                                            2003            2002
                                                                       -------------    -------------
                                                                        (unaudited)
ASSETS
Cash and due from banks                                                $   4,114,164    $   4,466,132
Money market and mutual funds                                              4,922,074        2,859,988
Interest-bearing deposits with banks                                         551,762
Federal funds sold                                                         7,630,000        2,540,000
                                                                       -------------    -------------
                        Cash and cash equivalents                         17,218,000        9,866,120
Loans held for resale                                                        274,000
Investment securities:
            Available for sale, carried at market value                   11,110,650        6,800,173
            Held for long-term investment, carried at amortized
             cost which approximates market value                             81,500           81,500
                                                                       -------------    -------------
                        Total investment securities                       11,192,150        6,881,673
Portfolio loans:
            Commercial                                                    78,023,725       75,985,154
            Real estate mortgage                                           2,618,138        2,622,980
            Installment                                                    1,382,886        1,543,812
                                                                       -------------    -------------
                        Total portfolio loans                             82,024,749       80,151,946
            Less allowance for loan losses                                (1,833,000)      (1,203,000)
                                                                       -------------    -------------
                        Net portfolio loans                               80,191,749       78,948,946
Premises and equipment                                                       411,532          410,629
Accrued interest income                                                      404,809          382,605
Other assets                                                                 584,092          416,176
                                                                       -------------    -------------

                        TOTAL ASSETS                                   $ 110,276,332    $  96,906,149
                                                                       =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
            Noninterest-bearing                                        $  24,495,623    $  24,995,373
            Interest-bearing                                              76,897,089       62,987,559
                                                                       -------------    -------------
                        Total deposits                                   101,392,712       87,982,932
Accrued interest on deposits and other liabilities                           152,766           94,184
                                                                       -------------    -------------
                        Total liabilities                                110,545,478       88,077,116

STOCKHOLDERS' EQUITY:
Common stock, par value $6.00 per share,
            1,000,000 shares authorized;
            800,000 shares issued and outstanding                          4,800,000        4,800,000
Surplus                                                                    3,200,000        3,200,000
Retained earnings                                                            693,092          798,883
Market value adjustment (net of tax effect) for
   investment securities available for sale
   (accumulated other comprehensive income)                                   37,762           30,150
                                                                       -------------    -------------
                        Total stockholders' equity                         8,730,854        8,829,033
                                                                       -------------    -------------
                        TOTAL LIABILITIES AND
                           STOCKHOLDERS' EQUITY                        $ 110,276,332    $  96,906,149
                                                                       =============    =============

See notes to interim financial statements

STATEMENTS OF OPERATIONS (UNAUDITED)

RED ROCK COMMUNITY BANK

                                                                       Three Months Ended
                                                                            March 31
                                                                   --------------------------
                                                                       2003           2002
                                                                   -----------    -----------
Interest income:
            Portfolio loans (including fees)                       $ 1,538,733    $ 1,335,825
            Money-market and mutual funds                                4,419         17,690
            Interest bearing deposits with banks                        10,781
            Taxable investment securities                               50,836         48,560
            Federal funds sold                                          12,275         10,714
            Other                                                        2,360
                                                                   -----------    -----------
                        Total interest income                        1,619,404      1,412,789

Interest expense:
            Deposits                                                   446,216        526,428
            Other                                                                         127
                                                                   -----------    -----------
                        Total interest expense                         446,216        526,555
                                                                   -----------    -----------
                        Net interest income                          1,173,188        886,234
Provision for loan losses                                              744,716         53,000
                                                                   -----------    -----------
                        Net interest income after
                           provision for loan losses                   428,472        833,234

Noninterest income:
            Service charges on deposit accounts                         99,568         99,406
            Fees from origination of non-portfolio
             residential loans                                           2,973            775
            Other                                                       37,641         10,374
                                                                   -----------    -----------
                        Total noninterest income                       140,182        110,555

Noninterest expense:
            Salaries and employee benefits                             379,994        312,646
            Occupancy                                                   67,240         47,369
            Other                                                      279,211        265,945
                                                                   -----------    -----------
                        Total noninterest expense                      726,445        625,960
                                                                   -----------    -----------
                        Income (loss) before federal income
                         taxes (benefit)                              (157,791)       317,829
Federal income taxes (benefit)                                         (52,000)       108,000
                                                                   -----------    -----------

NET INCOME (LOSS)                                                  $  (105,791)   $   209,829
                                                                   ===========    ===========

NET INCOME (LOSS) PER SHARE (basic and diluted)                    $     (0.13)   $      0.26
                                                                   ===========    ===========

See notes to interim financial statements

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)

RED ROCK COMMUNITY BANK

                                                                                                         Accumulated
                                                                                                           Other
                                                               Common                       Retained    Comprehensive
                                                                Stock         Surplus       Earnings       Income          Total
                                                             -----------    -----------    -----------   -----------    -----------
THREE MONTHS ENDED MARCH 31, 2002
Balances at January 1, 2002                                  $ 4,800,000    $ 3,200,000    $   628,971   $   (11,908)   $ 8,617,063

Components of comprehensive income:
   Net income for the period                                                                   209,829                      209,829
   Market value adjustment for investment securities
    available for sale (net of tax effect)                                                                   (16,524)       (16,524)
                                                                                                                        -----------
       Comprehensive income for the period                                                                                  193,305
                                                             -----------    -----------    -----------   -----------    -----------

    BALANCES AT MARCH 31, 2002                               $ 4,800,000    $ 3,200,000    $   838,800   $   (28,432)   $ 8,810,368
                                                             ===========    ===========    ===========   ===========    ===========
THREE MONTHS ENDED MARCH 31, 2003
Balances at January 1, 2003                                  $ 4,800,000    $ 3,200,000    $   798,883   $    30,150    $ 8,829,033

Components of comprehensive loss:
   Net loss for the period                                                                    (105,791)                    (105,791)
   Market value adjustment for investment securities
    available for sale (net of tax effect)                                                                     7,612          7,612
                                                                                                                        -----------
       Comprehensive loss for the period                                                                                    (98,179)
                                                             -----------    -----------    -----------   -----------    -----------
    BALANCES AT MARCH 31, 2003                               $ 4,800,000    $ 3,200,000    $   693,092   $    37,762    $ 8,730,854
                                                             ===========    ===========    ===========   ===========    ===========

See notes to interim financial statements.

STATEMENTS OF CASH FLOWS (UNAUDITED)

RED ROCK COMMUNITY BANK

                                                                                Three Months Ended
                                                                                     March 31
                                                                           ----------------------------
                                                                               2003            2002
                                                                           ------------    ------------
OPERATING ACTIVITIES
            Net income (loss) for the period                               $   (105,791)   $    209,829
            Adjustments to reconcile net income (loss) to net
               cash provided (used) by operating activities:
                  Provision for loan losses                                     744,716          53,000
                  Depreciation of premises and equipment                         27,752          31,411
                  Net amortization of investment security premiums               43,154           5,945
                  Originations and purchases of loans
                    held for resale                                            (274,000)
            Increase in accrued interest income and
               other assets                                                    (194,042)        (71,525)
            Increase (decrease) in accrued interest on deposits and
               other liabilities                                                 58,582        (470,673)
                                                                           ------------    ------------
                        NET CASH PROVIDED (USED) BY OPERATING
                           ACTIVITIES                                           300,371        (242,013)

INVESTING ACTIVITIES
            Proceeds from maturities of investment securities
               available for sale                                             5,521,153         118,323
            Purchases of investment securities available for sale            (9,863,250)     (4,100,000)
            Net increase in portfolio loans                                  (1,987,519)     (3,556,396)
            Purchases of premises and equipment                                 (28,655)        (45,026)
                                                                           ------------    ------------
                        NET CASH USED BY INVESTING
                           ACTIVITIES                                        (6,358,271)     (7,583,099)

FINANCING ACTIVITIES
            Net increase in demand deposits, NOW accounts and
               savings accounts                                                 308,284       1,489,524
            Net increase (decrease) in certificates of deposit               13,101,496      (1,488,593)
                                                                           ------------    ------------
                        NET CASH PROVIDED BY FINANCING
                           ACTIVITIES                                        13,409,780             931
                                                                           ------------    ------------
                        INCREASE (DECREASE) IN CASH AND CASH
                           EQUIVALENTS                                        7,351,880      (7,824,181)
Cash and cash equivalents at beginning of period                              9,866,120      13,789,433
                                                                           ------------    ------------

                        CASH AND CASH EQUIVALENTS
                           AT END OF PERIOD                                $ 17,218,000    $  5,965,252
                                                                           ============    ============

See notes to interim financial statements

                NOTES TO INTERIM FINANCIAL STATEMENTS (UNAUDITED)

                             RED ROCK COMMUNITY BANK


NOTE A--BASIS OF PRESENTATION

     The accompanying condensed financial statements of Red Rock Community Bank have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.

     The statements do, however, include all adjustments of a normal recurring nature which Red Rock considers necessary for a fair presentation of the interim periods.

     The results of operations for the three month period ended March 31, 2003 are not necessarily indicative of the results to be expected for the year ending December 31, 2003.

     Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, establishes an alternative fair value method of accounting for stock options whereby compensation expense would be recognized based on the computed fair value of the options on the grant date. By not electing this alternative, certain pro forma disclosures of the expense recognition provisions of Statement No. 123 are required, which are as follows:

                                                      2003             2002
                                                   -----------      -----------
Net income:
       As reported                                 $  (105,791)     $   209,829
       Less pro forma compensation
         expense regarding fair value
         of stock option awards, net
         of income tax effect                          (16,941)         (16,941)
                                                   -----------      -----------
       Pro forma                                      (122,732)         192,888
Net income per share:
   Basic:
       As reported                                       (0.13)            0.26
       Pro forma                                         (0.15)            0.24
   Diluted:
       As reported                                       (0.13)            0.26
       Pro forma                                   $     (0.15)     $      0.24


NOTE B--NEW ACCOUNTING STANDARDS

     The Financial Accounting Standards Board (FASB) recently issued Statement No. 149, AMENDMENT OF STATEMENT NO. 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This new standard, which clarifies the accounting for derivative instruments including certain derivative instruments embedded in other contracts, hedging activities under Statement No. 133 and aligns current accounting with other FASB projects, intends to create more consistent accounting treatment to derivative instruments and hedging activities. It is effective for contracts entered into after June 30, 2003 and is not expected to have a material impact on the Bank's financial position or results of operation, upon implementation.

     A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Bank's consolidated financial statements.

                             RED ROCK COMMUNITY BANK

                                   ----------

                              FINANCIAL STATEMENTS

                 PERIODS ENDED DECEMBER 31, 2002, 2001 AND 2000

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Red Rock Community Bank

We have audited the accompanying balance sheets of Red Rock Community Bank as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Red Rock Community Bank as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years ended December 31, 2002, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note M, the 2001 financial statements appearing herein have been restated to correct an error relating to the accounting for certain loan fees.

/s/ BDO Seidman, LLP

Los Angeles, California
January 31, 2003

BALANCE SHEETS

RED ROCK COMMUNITY BANK

                                                                                December 31
                                                                       ----------------------------
                                                                           2002            2001
                                                                       ------------    ------------
                                                                                       As Restated-
                                                                                          Note M
ASSETS
Cash and due from banks                                                $  4,466,132    $  8,971,689
Money market and mutual funds                                             2,859,988       1,392,744
Federal funds sold                                                        2,540,000       3,425,000
                                                                       ------------    ------------
                        Cash and cash equivalents                         9,866,120      13,789,433
Investment securities--Note B:
            Available for sale, carried at market value                   6,800,173       4,112,142
            Held for long-term investment, carried at amortized
               cost which approximates market value                          81,500
                                                                       ------------    ------------
                        Total investment securities                       6,881,673       4,112,142
Portfolio loans--Note C:
            Commercial                                                   75,985,154      64,938,128
            Real estate mortgage                                          2,622,980       1,185,533
            Installment                                                   1,543,812         993,479
                                                                       ------------    ------------
                        Total portfolio loans                            80,151,946      67,117,140
            Less allowance for loan losses                               (1,203,000)     (1,008,000)
                                                                       ------------    ------------
                        Net portfolio loans                              78,948,946      66,109,140
Premises and equipment--Note E                                              410,629         431,295
Accrued interest income                                                     382,605         355,431
Other assets                                                                416,176         173,371
                                                                       ------------    ------------

                        TOTAL ASSETS                                   $ 96,906,149    $ 84,970,812
                                                                       ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
            Noninterest-bearing                                        $ 24,995,373    $ 13,903,582
            Interest-bearing--Note F                                     62,987,559      61,999,491
                                                                       ------------    ------------
                        Total deposits                                   87,982,932      75,903,073
Accrued interest on deposits and other liabilities                           94,184         450,676
                                                                       ------------    ------------
                        Total liabilities                                88,077,116      76,353,749

STOCKHOLDERS' EQUITY--Notes G and L:
Common stock, par value $6.00 per share,
            1,000,000 shares authorized;
            800,000 shares issued and outstanding                         4,800,000       4,800,000
Surplus                                                                   3,200,000       3,200,000
Retained earnings                                                           798,883         628,971
Market value adjustment (net of tax) for investment
   securities available for sale (accumulated
   other comprehensive income)                                               30,150         (11,908)
                                                                       ------------    ------------
                        Total stockholders' equity                        8,829,033       8,617,063
                                                                       ------------    ------------
                        TOTAL LIABILITIES AND
                           STOCKHOLDERS' EQUITY                        $ 96,906,149    $ 84,970,812
                                                                       ============    ============

See notes to financial statements

STATEMENTS OF OPERATIONS

RED ROCK COMMUNITY BANK

                                                                      Year Ended December 31
                                                                ------------------------------------
                                                                   2002         2001         2000
                                                                ----------   ----------   ----------
                                                                            As Restated-
                                                                               Note M
Interest income:
            Portfolio loans (including fees)                    $5,873,197   $5,026,948   $2,831,599
            Taxable investment securities                          247,745      107,874
            Federal funds sold                                      45,574      171,336      273,666
            Other                                                   48,857      148,125        6,103
                                                                ----------   ----------   ----------
                        Total interest income                    6,215,373    5,454,283    3,111,368

Interest expense:
            Deposits                                             1,954,472    2,320,912    1,096,494
            Other                                                    2,096        1,816
                                                                ----------   ----------   ----------
                        Total interest expense                   1,956,568    2,322,728    1,096,494
                                                                ----------   ----------   ----------
                        Net interest income                      4,258,805    3,131,555    2,014,874
Provision for loan losses--Note C                                1,954,977      422,000      430,000
                                                                ----------   ----------   ----------
                        Net interest income after
                           provision for loan losses             2,303,828    2,709,555    1,584,874

Noninterest income:
            Service charges on deposit accounts                    409,026      303,463       63,964
            Fees from origination of non-portfolio
               residential mortgage loans                            6,065
            Other                                                   87,154       12,441
                                                                ----------   ----------   ----------
                        Total noninterest income                   502,245      315,904       63,964

Noninterest expense:
            Salaries and employee benefits                       1,247,362      927,599      607,735
            Occupancy                                              250,075      151,266      136,484
            Equipment rent, depreciation and maintenance           162,171      131,271      106,627
            Other                                                  886,553      739,513      511,491
                                                                ----------   ----------   ----------
                        Total noninterest expense                2,546,161    1,949,649    1,362,337
                                                                ----------   ----------   ----------
Income before federal income taxes                                 259,912    1,075,810      286,501
Federal income taxes--Note I                                        90,000      367,000       97,000
                                                                ----------   ----------   ----------

NET INCOME                                                      $  169,912   $  708,810   $  189,501
                                                                ==========   ==========   ==========

NET INCOME PER SHARE (basic and diluted)                        $     0.21   $     0.89   $     0.24
                                                                ==========   ==========   ==========

See notes to financial statements

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

RED ROCK COMMUNITY BANK


                                                                                                         Accumulated
                                                                                            Retained-       Other
                                                               Common                       Earnings    Comprehensive
                                                               Stock         Surplus        Deficit         Income         Total
                                                            -----------    -----------    -----------    -----------    -----------
Balances at January 1, 2000                                 $ 4,800,000    $ 3,200,000    $  (269,340)                  $ 7,730,660

Net income for 2000                                                                           189,501                       189,501
                                                            -----------    -----------    -----------                   -----------
      BALANCES AT DECEMBER 31, 2000                           4,800,000      3,200,000        (79,839)                    7,920,161

Components of comprehensive income:
   Net income for 2001 (as restated)-Note M                                                   708,810                       708,810
   Market value adjustment (net of tax) for
     investment securities available for sale                                                            $   (11,908)       (11,908)
                                                                                                                        -----------
         Comprehensive income for 2001
           (as restated)                                                                                                    696,902
                                                            -----------    -----------    -----------    -----------    -----------
      BALANCES AT DECEMBER 31, 2001
        (as restated)                                         4,800,000      3,200,000        628,971        (11,908)     8,617,063

Components of comprehensive income:
   Net income for 2002                                                                        169,912                       169,912
   Market value adjustment (net of tax) for
     investment securities available for sale                                                                 42,058         42,058
                                                                                                                        -----------
         Comprehensive income for 2002                                                                                      211,970
                                                            -----------    -----------    -----------    -----------    -----------
      BALANCES AT DECEMBER 31, 2002                         $ 4,800,000    $ 3,200,000    $   798,883    $    30,150    $ 8,829,033
                                                            ===========    ===========    ===========    ===========    ===========


See notes to financial statements

STATEMENTS OF CASH FLOWS

RED ROCK COMMUNITY BANK

                                                                                        Year Ended December 31
                                                                             --------------------------------------------
                                                                                 2002            2001           2000
                                                                             ------------    ------------    ------------
                                                                                             As Restated-
                                                                                                Note M
OPERATING ACTIVITIES
            Net income                                                       $    169,912    $    708,810    $    189,501
            Adjustments to reconcile net income to net
               cash provided by operating activities:
                  Provision for loan losses                                     1,954,977         422,000         430,000
                  Depreciation of premises and equipment                          129,153          94,588          78,004
                  Net amortization (accretion) of investment security
                     premiums (discounts)                                         (14,072)          7,684
                  Deferred income taxes                                            99,000         (66,000)         86,000
            Increase in accrued interest income and other assets                 (390,645)       (117,763)       (202,572)
            Increase (decrease) in accrued interest expense on
               deposits and other liabilities                                    (356,492)        392,978          49,809
                                                                             ------------    ------------    ------------
                        NET CASH PROVIDED BY
                           OPERATING ACTIVITIES                                 1,591,833       1,442,297         630,742

INVESTING ACTIVITIES
            Proceeds from sales of investment securities
               available for sale                                               1,522,215
            Proceeds from calls and maturities of investment
               securities available for sale                                   16,332,550       8,335,000
            Purchases of investment securities available
               for sale                                                       (20,465,000)    (12,472,868)
            Purchase of investment securities held for
               long-term investment                                               (81,500)
            Net increase in portfolio loans                                   (14,794,783)    (28,451,346)    (30,804,713)
            Purchases of premises and equipment                                  (108,487)       (189,917)        (83,007)
                                                                             ------------    ------------    ------------
                        NET CASH USED BY INVESTING
                           ACTIVITIES                                         (16,332,550)    (32,779,131)    (30,887,720)

FINANCING ACTIVITIES
            Net increase in demand deposits, NOW accounts
               and savings accounts                                            11,565,358      23,882,107      14,737,407
            Net increase in certificates of deposit                               514,501      15,805,355      13,620,819
                                                                             ------------    ------------    ------------
                        NET CASH PROVIDED BY FINANCING
                           ACTIVITIES                                          12,079,859      39,687,462      28,358,226
                                                                             ------------    ------------    ------------
                        INCREASE (DECREASE) IN CASH AND
                           CASH EQUIVALENTS                                    (3,923,313)      8,350,628      (1,898,752)
Cash and cash equivalents at beginning of year                                 13,789,433       5,438,805       7,337,557
                                                                             ------------    ------------    ------------

                        CASH AND CASH EQUIVALENTS AT
                           END OF YEAR                                       $  9,866,120    $ 13,789,433    $  5,438,805
                                                                             ============    ============    ============

See notes to financial statements

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE A--SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND BASIS OF PRESENTATION: Red Rock Community Bank (the "Bank") is a full-service commercial bank located in Las Vegas, Nevada. The Bank commenced operations in November 1999 and added a second location, as a charter-affiliate, in November 2001. The Bank is 51% owned by Capitol Bancorp Limited, a bank development company headquartered in Phoenix, Arizona and Lansing, Michigan.

The Bank provides a full range of banking services to individuals, businesses and other customers located in its community. A variety of deposit products are offered, including checking, savings, money market, individual retirement accounts and certificates of deposit. The principal market for the Bank's financial services is the community in which it is located and the areas immediately surrounding that community.

ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS: Cash and cash equivalents include cash on hand, amounts due from banks (interest-bearing and noninterest bearing), money-market funds, and federal funds sold. Generally, federal funds transactions are entered into for a one-day period.

INVESTMENT SECURITIES: Investment securities available for sale are carried at market value with unrealized gains and losses reported as a separate component of stockholders' equity, net of tax effect (accumulated other comprehensive income). All other investment securities are classified as held for long-term investment and are carried at amortized cost, which approximates market value. Investments are classified at the date of purchase based on management's analysis of liquidity and other factors. The adjusted cost of specific securities sold is used to compute realized gains or losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

LOANS, CREDIT RISK AND ALLOWANCE FOR LOAN LOSSES: Portfolio loans are carried at their principal balance based on management's intent and ability to hold such loans for the foreseeable future until maturity or repayment.

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE A--SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Credit risk arises from making loans and loan commitments in the ordinary course of business. Consistent with the Bank's emphasis on business lending, there are concentrations of credit in loans secured by commercial real estate, equipment and other business assets. The maximum potential credit risk to the Bank, without regard to underlying collateral and guarantees, is the total of loans and loan commitments outstanding. Management reduces the Bank's exposure to losses from credit risk by requiring collateral and/or guarantees for loans granted and by monitoring concentrations of credit, in addition to recording provisions for loan losses and maintaining an allowance for loan losses.

The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated losses in the portfolio at the balance sheet date. Management's determination of the adequacy of the allowance is based on evaluation of the portfolio (including potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, volume, amount and composition of the loan portfolio, loan commitments outstanding and other factors. The allowance is increased by provisions charged to operations and reduced by net charge-offs.

INTEREST AND FEES ON LOANS: Interest income on loans is recognized based upon the principal balance of loans outstanding. Fees from origination of portfolio loans generally approximate the direct costs of successful loan originations.

The accrual of interest is generally discontinued when a loan becomes 90 days past due as to interest. When interest accruals are discontinued, interest previously accrued (but unpaid) is reversed. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in process of collection.

PREMISES AND EQUIPMENT: Premises and equipment are stated on the basis of cost. Depreciation is computed principally by the straight-line method based upon estimated useful lives of the respective assets. Leasehold improvements are generally depreciated over the respective lease term.

OTHER REAL ESTATE: Other real estate (included as a component of other assets; none at December 31, 2001 and 2000) comprises properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. These properties held for sale are carried at the lower of cost or estimated fair value (net of estimated selling costs) at the date acquired and are periodically reviewed for subsequent impairment.

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE A--SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

STOCK-BASED COMPENSATION: No stock-based compensation expense is recorded upon granting of stock options because such stock options are accounted for under the provisions of Accounting Principles Board (APB) Opinion 25 (and related interpretations) and are granted at an exercise price equal to the market price of common stock at grant date.

Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, establishes an alternative fair value method of accounting for stock options whereby compensation expense would be recognized based on the computed fair value of the options on the grant date. By not electing this alternative, certain pro forma disclosures of the expense recognition provisions of Statement No. 123 are required, which are as follows:

                                                2002            2001             2000
                                             -----------     -----------     -----------
Fair value assumptions:
       Risk-free interest rate                       4.5%            5.0%            7.0%
       Dividend yield                                 --              --              --
       Stock price volatility                        .46             .39             .83
       Expected option life                           --         8 years              --
Aggregate estimated fair value of
   options granted                                    --     $    32,000              --
Net income:
       As reported                           $   169,912         708,810     $   189,501
       Less pro forma compensation
         expense regarding fair value
         of stock option awards, net
         of income tax effect                    (67,763)        (67,763)        (63,528)
                                             -----------     -----------     -----------
       Pro forma                                 102,149         641,047         125,973
Net income per share:
   Basic:
       As reported                                  0.21            0.89            0.24
       Pro forma                                    0.13            0.80            0.16
   Diluted:
       As reported                                  0.21            0.89            0.24
       Pro forma                             $      0.13     $      0.80     $      0.16

TRUST ASSETS AND RELATED INCOME: Customer property, other than funds on deposit, held in a fiduciary or agency capacity by the Bank is not included in the balance sheet because it is not an asset of the Bank. Trust fee income is recorded on the accrual method.

FEDERAL INCOME TAXES: Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred income taxes of a change in tax laws or rates is recognized in income in the period that includes the enactment date.

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE A--SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

NET INCOME PER SHARE: Net income per share is based on the weighted average number of common shares outstanding (800,000 shares). Diluted net income (loss) per share includes the dilutive effect of stock options (see Note G).

COMPREHENSIVE INCOME: Comprehensive income is the sum of net income and certain other items which are charged or credited to stockholders' equity. For the periods presented, the Bank's only element of comprehensive income other than net income was the net change in the market value adjustment for investment securities available for sale. Accordingly, the elements and total of comprehensive income are shown within the statement of changes in stockholders' equity presented herein.

RECLASSIFICATIONS: Certain 2001 and 2000 amounts have been reclassified to conform to the 2002 presentation.

NEW ACCOUNTING STANDARDS: Financial Accounting Standards Board (FASB) Statement No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, requires that goodwill no longer be amortized and charged against earnings, but instead be reviewed for impairment. Amortization of goodwill ceased upon adoption of the Statement. This new standard requires that goodwill be reviewed periodically for impairment and, accordingly, impairment adjustments of goodwill be charged against earnings, when determined. As of December 31, 2002, the Bank had no recorded goodwill.

The FASB has also recently issued Statements No. 143 (ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS), No. 144 (ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS), No. 145 (which updates, clarifies and simplifies certain existing accounting pronouncements--rescission of Statements No. 4, 44 and 64, amendment of Statement No. 13 and technical corrections) and No. 146 (ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES). These new standards have varying effective dates in 2002 and 2003 and, based on management's analysis, are not expected to have a material effect on the Bank's financial statements, upon implementation.

Statement No. 147, ACQUISITIONS OF CERTAIN FINANCIAL INSTITUTIONS, amends prior standards relating to some acquisitions of financial institutions, requiring such transactions to be accounted for in accordance with Statements No. 141 and
142. It had no material effect on the Bank's financial statements, upon implementation.

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE A--SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Statement No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE, provides alternative methods of transition for a voluntary change to the fair-value based method of accounting for stock-based employee compensation and it amends the prior disclosure requirements of Statement No. 123 to require more prominent and frequent disclosures about the effects of stock-based compensation. As permitted, the Bank has retained its prior method of accounting for stock-based employee compensation.

FASB Interpretation No. 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES AND INDEBTEDNESS OF OTHERS, expands disclosures about obligations under certain guarantees and, in addition, requires recording a liability for the fair value of the obligations undertaken in issuing the guarantee, applicable to guarantees issued or modified after December 31, 2002. This new guidance had no material impact on the Bank's financial position or results of operations, upon implementation.

In 2001, the Securities and Exchange Commission, American Institute of Certified Public Accountants and Federal Financial Institutions Examination Council each issued new guidance (some of which remains to be finalized) on accounting for allowances for loan losses. While the new guidance does not change prior accounting rules in this area, it provides additional clarification and guidance on how the calculation, adequacy and approval of the allowances should be documented by management.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Bank's financial statements.

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE B--INVESTMENT SECURITIES

Investment securities consisted of the following at December 31:

                                               2002                      2001
                                      -----------------------   -----------------------
                                                   Estimated                 Estimated
                                      Amortized      Market     Amortized      Market
                                         Cost        Value        Cost         Value
                                      ----------   ----------   ----------   ----------
Available for sale:
    United States government
       agency securities              $6,754,491   $6,800,173   $4,130,184   $4,112,142

Held for long-term investment:
    Federal Home Loan Bank
       stock                              81,500       81,500
                                      ----------   ----------   ----------   ----------
                                      $6,835,991   $6,881,673   $4,130,184   $4,112,142
                                      ==========   ==========   ==========   ==========

Investment in Federal Home Loan Bank stock is restricted and may only be resold to or redeemed by the issuer.

Gross unrealized gains and losses on investment securities available for sale were as follows at December 31:

                                                 2002                2001
                                           -----------------   -----------------
                                            Gains    Losses     Gains    Losses
                                           -------   -------   -------   -------
United States government agency
  securities                               $52,255   $ 6,573   $ 3,044   $21,086
                                           =======   =======   =======   =======

Gross realized gains from sales of investment securities were $22,215 for the year ended December 31, 2002 (none for the year ended December 31, 2001 and 2000).

Scheduled maturities of investment securities held as of December 31, 2002 were as follows:

                                                                       Estimated
                                                       Amortized         Market
                                                          Cost           Value
                                                       ----------     ----------
After one year, through five years                     $4,508,063     $4,527,967
After five years, through ten years                     1,664,193      1,681,680
After ten years                                           582,235        590,526
Securities held for long-term
   investment, without stated maturities                   81,500         81,500
                                                       ----------     ----------
                                                       $6,835,991     $6,881,673
                                      D-22             ==========     ==========

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE C--LOANS

Transactions in the allowance for loan losses are summarized below:

                                            2002           2001          2000
                                        -----------    -----------   -----------
Balance at beginning of period          $ 1,008,000    $   586,000   $   156,000
Provision charged to operations           1,954,977        422,000       430,000
Loans charged off (deduction)            (1,759,977)            --            --
Recoveries                                       --             --            --
                                        -----------    -----------   -----------

      Balance at December 31            $ 1,203,000    $ 1,008,000   $   586,000
                                        ===========    ===========   ===========

Impaired loans (i.e., loans for which there is a reasonable probability that borrowers would be unable to repay all principal and interest due under the contractual terms of the loan documents) were not material. Nonperforming loans (i.e., loans which are 90 days or more past due and loans on nonaccrual status) are summarized below:

                                                              December 31
                                                       -------------------------
                                                         2002             2001
                                                       --------         --------
Nonaccrual loans:
          Commercial                                   $814,000         $935,000
          Real estate                                        --               --
          Installment                                        --               --
                                                       --------         --------
Total nonaccrual loans                                  814,000          935,000

Past due (>90 days) loans:
          Commercial                                         --               --
          Real estate                                        --               --
          Installment                                    47,000            7,000
                                                       --------         --------
Total past due loans                                     47,000            7,000
                                                       --------         --------

Total nonperforming loans                              $861,000         $942,000
                                                       ========         ========

If nonperforming loans had performed in accordance with their contractual terms during the year, additional interest income of approximately $145,000 would have been recorded in 2002 ($34,000 in 2001 and none in 2000). Interest income recognized on loans in nonaccrual status in 2002 operations approximated $57,000 ($63,000 in 2001 and none in 2000). At December 31, 2002, there were no material amounts of loans which were restructured or otherwise renegotiated as a concession to troubled borrowers.

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE C--LOANS--CONTINUED

The amounts of the allowance for loan losses allocated in the following table are based on management's estimate of losses inherent in the portfolio at the balance sheet date, and should not be interpreted as an indication of future charge-offs:

                                                 December 31, 2002          December 31, 2001
                                              -----------------------    -----------------------
                                                          Percentage                 Percentage
                                                           of Total                   of Total
                                                           Portfolio                  Portfolio
                                                Amount       Loans         Amount       Loans
                                              ----------   ----------    ----------   ----------
Commercial                                    $1,164,100         1.45%   $  978,000         1.46%
Real estate mortgage                              18,600         0.02        20,000         0.03
Installment                                       20,300         0.03        10,000         0.01
                                              ----------   ----------    ----------   ----------

Total allowance for loan losses               $1,203,000         1.50%   $1,008,000         1.50%
                                              ==========   ==========    ==========   ==========

NOTE D--RELATED PARTIES TRANSACTIONS

In the ordinary course of business, the Bank makes loans to officers and directors of the Bank including their immediate families and companies in which they are principal owners. At December 31, 2002, total loans to these persons approximated $4.4 million ($5.1 million at December 31, 2001). During 2002, $800,000 of new loans were made to these persons and repayments totaled $1.5 million. Such loans are made at the Bank's normal credit terms.

Such officers and directors of the Bank (and their associates, family and/or affiliates) are also depositors of the Bank. Such deposits are similarly made at the Bank's normal terms as to interest rate, term and deposit insurance.

The Bank purchases certain data processing and management services from Capitol Bancorp Limited. Amounts paid for such services approximated $416,000, $385,000 and $296,000 in 2002, 2001 and 2000, respectively.

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE E--PREMISES AND EQUIPMENT

Major classes of premises and  equipment  consisted of the following at December
31:

                                                       2002              2001
                                                    ---------         ---------
Leasehold improvements                              $ 148,938         $ 131,518
Equipment and furniture                               569,518           478,451
                                                    ---------         ---------
                                                      718,456           609,969
Less accumulated depreciation                        (307,827)         (178,674)
                                                    ---------         ---------

                                                    $ 410,629         $ 431,295
                                                    =========         =========

The Bank rents office space under an operating lease. Rent expense under this lease agreement approximated $199,000, $92,000 and $127,000 in 2002, 2001 and 2000, respectively.

At December 31, 2002, future minimum rental payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year were as follows:

            2003                                    $    126,000
            2004                                         129,000
            2005                                         133,000
            2006                                         137,000
            2007                                         141,000
            2008 and thereafter                          270,000
                                                    ------------

                  Total                             $    936,000
                                                    ============

NOTE F--DEPOSITS

The aggregate amount of time deposits of $100,000 or more approximated $23.4 million and $21.2 million as of December 31, 2002 and 2001, respectively.

At December 31, 2002, the scheduled maturities of time deposits of $100,000 or more were as follows:

            2003                                    $ 15,950,000
            2004                                       3,282,000
            2005                                       3,914,000
            2006                                         103,000
            2007                                         101,000
                                                    ------------

                  Total                             $ 23,350,000
                                                    ============

Interest paid approximates amounts charged to operations on an accrual basis for the periods presented.

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE G--STOCK OPTIONS


During 2001, 6,000 stock options were granted (none in 2000 or 2002). At December 31, 2002, 79,000 stock options were outstanding, of which 30,000 and 49,000 expire in 2007 and 2009, respectively, and 51,050 were currently exercisable. At December 31, 2001 and 2000, 73,000 stock options were outstanding, of which 35,250 and 19,450 were currently exercisable, respectively. Each option vests ratably over a five-year period and enables the holder to purchase one share of the Bank's common stock at $10.00 per share.


NOTE H--EMPLOYEE RETIREMENT PLAN

Subject to eligibility requirements, the Bank's employees participate in a multi-employer employee 401(k) retirement plan. Amounts charged to expense by the Bank for this plan approximated $28,000, $18,000 and $7,000 in 2002, 2001 and 2000, respectively.

NOTE I--INCOME TAXES

Federal income taxes "as restated" consist of the following components:

                                             2002          2001          2000
                                           ---------     ---------     ---------
Current                                    $  (9,000)    $ 433,000     $  11,000
Deferred                                      99,000       (66,000)       86,000
                                           ---------     ---------     ---------

                                           $  90,000     $ 367,000     $  97,000
                                           =========     =========     =========

Net deferred income tax assets consisted of the following at December 31:

                                             2002          2001
                                           ---------     ---------
Allowance for loan losses                  $ 183,000     $ 223,000
Accrual to cash temporary differences       (136,000)     (118,000)
Market value adjustment for investment
   securities available for sale             (16,000)        6,000
Other, net                                   (26,000)       15,000
                                           ---------     ---------

                                           $   5,000     $ 126,000
                                           =========     =========

Federal income taxes paid approximated $750,000 and $12,000 in 2002 and 2001, respectively (none in 2000).

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE J--ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

Carrying values and estimated fair values of financial instruments at December 31 were as follows (in thousands):

                                                              2002                    2001
                                                      --------------------    --------------------
                                                                 Estimated               Estimated
                                                      Carrying     Fair       Carrying     Fair
                                                        Value      Value        Value      Value
                                                      --------    --------    --------    --------
Financial Assets:
   Cash and cash equivalents                          $  9,866    $  9,866    $ 13,789    $ 13,789
   Investment securities:
      Available for sale                                 6,800       6,800       4,112       4,112
      Held for long-term investment                         82          82
                                                      --------    --------
                                                         6,882       6,882
   Portfolio loans:
      Fixed rate                                        58,053      57,665      33,117      33,174
      Variable rate                                     22,099      22,479      34,000      34,153
                                                      --------    --------    --------    --------
         Total portfolio loans                          80,152      80,144      67,117      67,327
      Less allowance for loan losses                    (1,203)     (1,203)     (1,008)     (1,008)
                                                      --------    --------    --------    --------
         Net portfolio loans                            78,949      78,941      66,109      66,319

Financial Liabilities:
   Deposits:
      Noninterest-bearing                               24,995      24,995      13,904      13,904
      Interest-bearing:
         Demand accounts                                31,102      31,087      30,628      30,614
         Time certificates of deposit less
            than $100,000                                8,536       8,565      10,136      10,102
         Time certificates of deposit
            $100,000 or more                            23,350      23,582      21,235      21,334
                                                      --------    --------    --------    --------
               Total interest-bearing deposits          62,988      63,234      61,999      62,050
                                                      --------    --------    --------    --------
               Total deposits                           87,983      88,229      75,903      75,954

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE J--ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS--CONTINUED

Estimated fair values of financial assets and liabilities are based upon a comparison of current interest rates on financial instruments and the timing of related scheduled cash flows to the estimated present value of such cash flows using current estimated market rates of interest unless quoted market values or other fair value information is more readily available. Such estimates of fair value are not intended to represent market value or portfolio liquidation value, and only represent an estimate of fair values based on current financial reporting requirements.

NOTE K--COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, various loan commitments are made to accommodate the financial needs of Bank customers. Such loan commitments include stand-by letters of credit, lines of credit, and various commitments for other commercial, consumer and mortgage loans. Stand-by letters of credit, when issued, commit the Bank to make payments on behalf of customers when certain specified future events occur and are used infrequently ($359,000 outstanding at December 31, 2002; $42,000 at December 31, 2001). Other loan commitments outstanding consist of unused lines of credit and approved, but unfunded, specific loan commitments ($27.6 million and $14.7 million at December 31, 2002 and 2001, respectively).

These loan commitments (stand-by letters of credit and unfunded loans) generally expire within one year and are reviewed periodically for continuance or renewal. All loan commitments have credit risk essentially the same as that involved in routinely making loans to customers and are made subject to the Bank's normal credit policies. In making these loan commitments, collateral and/or personal guarantees of the borrowers are generally obtained based on management's credit assessment. Such loan commitments are also included in management's evaluation of the adequacy of the allowance for loan losses.

The Bank is required to maintain an average reserve balance in the form of cash on hand and balances due from the Federal Reserve Bank and certain correspondent banks. The amount of reserve balances required as of December 31, 2002 and 2001 were $343,000 and $25,000, respectively.

Deposits at the Bank are insured up to the maximum amount covered by FDIC insurance.

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE L--CAPITAL REQUIREMENTS

The Bank is subject to certain other capital requirements. Federal financial institution regulatory agencies have established certain risk-based capital guidelines for banks. Those guidelines require all banks to maintain certain minimum ratios and related amounts based on "Tier 1" and "Tier 2" capital and "risk-weighted assets" as defined and periodically prescribed by the respective regulatory agencies. Failure to meet these capital requirements can result in severe regulatory enforcement action or other adverse consequences for a depository institution, and, accordingly, could have a material impact on the Bank's financial statements.

Under the regulatory capital adequacy guidelines and related framework for prompt corrective action, the specific capital requirements involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by regulatory agencies about components, risk weighting and other factors.

As a condition of charter approval, the Bank is required to maintain a core capital (Tier 1) to average total assets of not less than 8% and an allowance for loan losses of not less than 1% of portfolio loans for the first three years of operations. As of December 31, 2002, the Bank has been in operation for more than three years.

As of December 31, 2002, the most recent notification received by the Bank from regulatory agencies has advised that the Bank is classified as "well-capitalized" as that term is defined by the applicable agencies. There are no conditions or events since those notifications that management believes would change the regulatory classification of the Bank.

Management believes, as of December 31, 2002, that the Bank meets all capital adequacy requirements to which it is subject.

NOTES TO FINANCIAL STATEMENTS

RED ROCK COMMUNITY BANK

DECEMBER 31, 2002


NOTE L--CAPITAL REQUIREMENTS--CONTINUED

The Bank's various amounts of regulatory capital and related ratios as of December 31, 2002 and 2001 are summarized below (amounts in thousands):

                                                                      2002              2001
                                                                   ----------        ----------
Tier 1 capital to average total assets:
      Minimum required amount                                      => $ 3,968        => $ 6,295
      Actual amount                                                   $ 8,799           $ 8,555
            Ratio                                                        8.87%            10.87%

Tier 1 capital to risk-weighted assets:
      Minimum required amount(1)                                   => $ 3,353        => $ 3,045
      Actual amount                                                   $ 8,799           $ 8,555
            Ratio                                                       10.50%            11.24%

Combined Tier 1 and Tier 2 capital to risk-weighted assets:
      Minimum required amount(2)                                   => $ 6,707        => $ 6,091
      Amount required to meet "Well-Capitalized" category(3)       => $ 8,384        => $ 7,614
      Actual amount                                                   $ 9,849           $ 9,507
            Ratio                                                       11.75%            12.49%

(1)  The minimum required ratio of Tier 1 capital to risk-weighted assets is 4%.
(2) The minimum required ratio of Tier 1 and Tier 2 capital to risk-weighted assets is 8%.
(3) In order to be classified as a `well-capitalized' institution, the ratio of Tier 1 and Tier 2 capital to risk-weighted assets must be 10% or more.

NOTE M--CORRECTION OF ACCOUNTING ERROR

In late 2002, management became aware of certain loan fees totaling $111,582 which were received in 2001 and had been improperly deferred from revenue at December 31, 2001. The 2001 financial statements appearing herein have been restated to correct the error by including such loan fees in 2001 income. Such restatement had the effect of increasing the Bank's net income by $73,582 ($0.10 per share) in 2001. The correction of this error also resulted in a corresponding decrease in accrued expenses and other liabilities and increase in retained earnings at December 31, 2001.

                                     ANNEX E

                    FINANCIAL AND OTHER INFORMATION REGARDING
                             CAPITOL BANCORP LIMITED

The following items accompany this Proxy Statement/Prospectus as mailed to the shareholders of Red Rock Community Bank:

     -    Report on Form 10-Q for period ended March 31, 2003

     -    Annual report to shareholders for year ended December 31, 2002

     -    Annual report on Form 10-K for year ended December 31, 2002

     - Proxy statement for Capitol's Annual Meeting of Shareholders held on May 8, 2003

                      [This page intentionally left blank]

                                     ANNEX F

                       EXCERPTS OF NEVADA REVISED STATUTES
                          REGARDING DISSENTERS' RIGHTS


NRS 92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
(Added to NRS by 1995, 2087)

NRS 92A.310 "CORPORATE ACTION" DEFINED. "Corporate action" means the action of a domestic corporation.
(Added to NRS by 1995, 2087)

NRS 92A.315 "DISSENTER" DEFINED. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 "FAIR VALUE" DEFINED. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)

NRS 92A.325 "STOCKHOLDER" DEFINED. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.
(Added to NRS by 1995, 2087)

NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.335 "SUBJECT CORPORATION" DEFINED. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
(Added to NRS by 1995, 2087)

NRS 92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
(Added to NRS by 1995, 2087)

NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
(Added to NRS by 1995, 2088)

NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
(Added to NRS by 1995, 2088)

NRS 92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.
1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
(Added to NRS by 1995, 2088)

NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.
1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:
(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or
(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.
(c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
(Added to NRS by 1995, 2087; A 2001, 1414, 3199)

NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.
1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
(1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:
(I) The surviving or acquiring entity; or
(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

(2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).
2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130. (Added to NRS by 1995, 2088)

NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.
1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.
2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:
(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and
(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
(Added to NRS by 1995, 2089)

NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.
1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.
2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.
(Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.
1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:
(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
(b) Must not vote his shares in favor of the proposed action.
2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
(Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.
1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.
2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;
(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
(Added to NRS by 1995, 2089)

NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.
1. A stockholder to whom a dissenter's notice is sent must:
(a) Demand payment;
(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and
(c) Deposit his certificates, if any, in accordance with the terms of the notice.
2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.
3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.
(Added to NRS by 1995, 2090; A 1997, 730)

NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.
1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.
(Added to NRS by 1995, 2090)

NRS 92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.
1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
(a) Of the county where the corporation's registered office is located; or
(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.
2. The payment must be accompanied by:
(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;
(b) A statement of the subject corporation's estimate of the fair value of the shares;
(c) An explanation of how the interest was calculated;
(d) A statement of the dissenter's rights to demand payment under NRS 92A.480;
and
(e) A copy of NRS 92A.300 to 92A.500, inclusive.
(Added to NRS by 1995, 2090)

NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.
1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.
2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.
(Added to NRS by 1995, 2091)

NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.
1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.
2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.
1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.
3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
5. Each dissenter who is made a party to the proceeding is entitled to a judgment:
(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
(Added to NRS by 1995, 2091)

NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.
1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
(Added to NRS by 1995, 2092)

                             RED ROCK COMMUNITY BANK

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On July 25, 2003

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of RED ROCK COMMUNITY BANK hereby appoints Thomas C. Mangione and John S. Lewis, or either of them, to represent the undersigned at the meeting of the shareholders of RED ROCK COMMUNITY BANK to be held on July 25, 2003, at 9:00 a.m. (local time), at Red Rock Community Bank, 10000 West Charleston, Suite 100, Las Vegas, Nevada 89135, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.


     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of May 16, 2003, between and among CAPITOL BANCORP LIMITED and the shareholders of RED ROCK COMMUNITY BANK to exchange the shares of common stock of RED ROCK COMMUNITY BANK not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, RED ROCK COMMUNITY BANK will be a wholly owned subsidiary of CAPITOL BANCORP LIMITED.

     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

     2. Election of Directors

     Number of shares entitled to vote: _______
     CHOOSE A OR B

     A ___ Vote for the nominees listed.

     B ___ Withold authority to vote for all nominees listed below.

     ___ Eric L. Colvin            ___ John S. Lewis
     ___ Michael J. Devine         ___ Thomas C. Mangione
     ___ Molly K. Hamrick          ___ Joseph D. Reid III
     ___ Philip G. Hardy, Jr.      ___ John A. Stuart
     ___ James A. Harris           ___ John Christopher Stuhmer
     ___ Keith W. Langlands        ___ Fredrick P. Waid
     ___ Charles L. Lasky

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1 AND 2.

Dated:  ______________, 2003


Number of Shares of Common Stock:

                                             -----------------------------------
                                             Signature (and title if applicable)

                                             -----------------------------------
                                             Signature (if held jointly)

                                             Please sign your name exactly as it
                                             appears on your stock certificate.
                                             When shares are held by joint
                                             tenants, both should sign. When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by the President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.